PROXY INFORMATION CIRCULAR

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AUGUST 11, 2010

Take notice that the Annual Meeting of Shareholders of CAE Inc. (“CAE”) will be held at the Glenn Gould Studio, CBC Building, 250 Front Street West, Toronto, Ontario on Wednesday, the 11th day of August, 2010, at 10:30 a.m. (Eastern Time) for the following purposes:

1.	to receive the consolidated financial statements for the year ended March 31, 2010, together with the auditors' report thereon;
2.	to elect Directors;
3.	to appoint auditors and authorize the Directors to fix their remuneration; and
4.	to transact such further or other business as may properly come before the Meeting or any adjournment thereof.

The specific details of all matters proposed to be put before the Meeting are set forth in the accompanying Proxy Information Circular.

The Board of Directors has specified that proxies to be used at the Meeting or any adjournment thereof must be deposited in Montréal with CAE or Computershare Trust Company of Canada, as agent for CAE, no later than 10:30 a.m. (Eastern Time) on August 10, 2010.

DATED at Montréal, this 15th day of June, 2010. By Order of the Board, Hartland J. A. Paterson Vice President, Legal, General Counsel and Corporate Secretary

Note: If you are unable to be present personally, kindly sign and return the form of proxy in the enclosed postage-paid envelope.

CAE / PROXY INFORMATION CIRCULAR

TABLE OF CONTENTS

SOLICITATION OF PROXIES	3)
APPOINTMENT AND REVOCATION OF PROXIES	3)
VOTING OF PROXIES	3)
ELECTRONIC ACCESS TO PROXY-RELATED MATERIALS AND ANNUAL AND QUARTERLY REPORTS	3)
VOTING SHARES AND PRINCIPAL HOLDERS THEREOF	3)
SHAREHOLDERS ENTITLED TO VOTE	4)
ELECTION OF DIRECTORS	4)
ATTENDANCE INFORMATION	9)
COMPENSATION OF DIRECTORS	10)
MAJORITY VOTING	11)
APPOINTMENT OF AUDITORS	11)
CORPORATE GOVERNANCE	12)
REPORT OF THE AUDIT COMMITTEE	12)
REPORT OF THE GOVERNANCE COMMITTEE	12)
COMPENSATION DISCUSSION AND ANALYSIS	13)
INDEBTNESS OF DIRECTORS AND EXECUTIVE OFFICERS	24)
EXECUTIVE COMPENSATION	25)
INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS	31)
OTHER MATTERS	31)
SHAREHOLDER PROPOSALS	31)
ADDITIONAL INFORMATION	31)
APPENDIX A – STATEMENT OF CORPORATE GOVERNANCE PRACTICES	33)
APPENDIX B – CAE INC. BOARD MANDATE	39)

CAE / PROXY INFORMATION CIRCULAR

UNLESS OTHERWISE INDICATED, THE INFORMATION IN THIS PROXY INFORMATION CIRCULAR IS GIVEN AS OF JUNE 15, 2010, AND ALL DOLLAR REFERENCES ARE IN CANADIAN DOLLARS.

SOLICITATION OF PROXIES

This Proxy Information Circular (the “Information Circular”) is furnished in connection with the solicitation by management of CAE Inc. (“CAE”) of proxies to be used at the Annual Meeting of Shareholders of CAE (the “Meeting”) to be held at the time and place and for the purposes set forth in the accompanying notice of the Meeting. The solicitation will be primarily made by mail but proxies may also be solicited personally by the officers and Directors of CAE at nominal cost. The cost of solicitation will be borne by CAE.

APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the enclosed form of proxy are Directors of CAE. Shareholders desiring to appoint some other person as their representative at the Meeting may do so either by inserting such other person's name in the blank space provided or by completing another proper form of proxy and, in either case, delivering the completed proxy to CAE's Corporate Secretary at 8585 Côte-de-Liesse, Saint-Laurent, Québec H4T 1G6 or to Computershare Trust Company of Canada, 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1 no later than 10:30 a.m. (Eastern Time) on August 10, 2010.

     A proxy given pursuant to this solicitation may be revoked by instrument in writing executed by the shareholder or by his or her attorney authorized in writing, and delivered to CAE's Corporate Secretary at 8585 Côte-de-Liesse, Saint-Laurent, Québec, H4T 1G6, at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used or with the Chairman of such Meeting on the day of the Meeting, or any adjournment thereof, or in any other manner permitted by law.

VOTING OF PROXIES

The persons named in the accompanying form of proxy will vote or withhold from voting the common shares of CAE (“Common Shares”) in respect of which they have been appointed on any ballot that may be called for in accordance with the directions of the shareholder as specified in the proxy. In the absence of such direction, such shares will be voted: (a) FOR the election as Directors of the persons designated in this Information Circular as nominees for such office; and (b) FOR the appointment of PricewaterhouseCoopers LLP, Chartered Accountants, as auditors of CAE and for the authorization of the Directors to fix their remuneration.

     The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the notice of the Meeting, or other matters that may properly come before the Meeting. At the time of printing this Information Circular, the management of CAE knows of no such amendments, variations or other matters to come before the Meeting.

     Shareholders who are unable to attend the annual meeting in person may vote by proxy in one of four ways: by telephone, by mail, on the Internet or by appointing another person to attend and vote at the Meeting on their behalf. However, certain shareholders must vote their proxy by mail. Refer to the enclosed form of proxy for instructions.

ELECTRONIC ACCESS TO PROXY-RELATED MATERIALS AND ANNUAL AND QUARTERLY REPORTS

We offer our shareholders the opportunity to view proxy information circulars, annual reports and quarterly reports through the Internet instead of receiving paper copies in the mail. If you are a registered shareholder you can choose this option by following the instructions on your form of proxy. If you hold your Common Shares through an intermediary (such as a bank or broker), please refer to the information provided by the intermediary on how to choose to view our proxy information circulars, annual reports and quarterly reports through the Internet.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

There are 256,528,592 outstanding Common Shares as of June 15, 2010. Each shareholder is entitled to one vote for each Common Share that is registered in his or her name on the list of shareholders which is available for inspection during usual business hours at Computershare Trust Company of Canada, 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1, and at the Meeting. The list of shareholders will be prepared as of June 14, 2010, the date (the “Record Date”) fixed for determining shareholders entitled to receive notice of the Meeting.

CAE / PROXY INFORMATION CIRCULAR

     To the knowledge of the Directors and officers of CAE (from records and publicly filed reports), there are no persons who beneficially own or exercise control or direction over more than 10% of the Common Shares other than Jarislowsky, Fraser Limited.

SHAREHOLDERS ENTITLED TO VOTE

Only holders of record of Common Shares at the close of business on the Record Date are entitled to notice of and to attend the Meeting or any adjournments thereof and to vote thereat.

ELECTION OF DIRECTORS

Under the articles of CAE, the Board of Directors may consist of a minimum of three and a maximum of twenty-one Directors. The Directors are to be elected annually as provided in CAE's by-laws. Each Director will hold office until the next annual meeting or until his successor is duly elected unless his office is earlier vacated in accordance with the by-laws. In accordance with the by-laws, the Board of Directors has fixed the number of Directors to be elected at the Meeting at fifteen.

     The following tables state the name of each person proposed to be nominated for election as a Director, all other positions and offices with CAE now held by him or her, if any, his or her principal occupation or employment, the period of service as a Director of CAE, his or her membership in committees of the Board of Directors and his/her attendance at meetings of such committees as well as meetings of the Board of Directors during the most recently completed financial year, as well as his/her membership of board of directors of other public companies during the last five years. The Directors' compensation table more specifically states all amounts of compensation provided to the Directors by CAE for fiscal 2010 (“FY2010”). Finally, the table under Incentive Plan Awards indicates the value earned during FY2010 of share-based compensation granted to the Directors of CAE before the most recently completed financial year end and outstanding as of the date hereof.

Brian E. Barents
Age: 66
Andover, Kansas, USA
Director Since: 2005
Independent[1]

Brian E. Barents is a Director of several companies as well as a board member of the Flight Safety Foundation. A former Air National Guard Brigadier General and still an active pilot, Mr. Barents was the President, CEO and co-founder of Galaxy Aerospace Company, LP from 1997-2001 and before that President and CEO of Learjet, Inc. from 1989-1996.

Board/Committee Membership	Attendance		Public Board Membership During Last Five Years	Term
Board of Directors	8 of 8	100%	Kaman Corporation	'96 – now
Human Resources	4 of 4	100%	Eclipse Aviation Corporation	'01 – '07
			Aerion Corporation	'02 – now
			Nordam Group	'03 – now
			Hawker Beechcraft Corporation	'07 – now

Securities Held

Year	Common Shares[2]	DSUs[3]	Total of Common Shares and DSUs	Total Market Value of Common Shares and DSUs[4]	Minimum Required[5]
June 14, 2010	–	37,285	37,285	$347,496	$240,000
June 12, 2009	–	26,290	26,290	$184,030	

John A. (Ian) Craig[7]
Age: 67
Ottawa, Ontario, Canada
Director Since: 2000
Independent[1]

John A. (Ian) Craig is President of Lanzemirn Investments, an independent investment company, and is a corporate Director and Vice Chairman of the Board of the University of Ottawa Heart Institute. He previously held a number of positions in Canada and other countries, over 33 years with Nortel Networks, including Executive Vice President and Chief Marketing Officer, and has served on a broad variety of public and private company boards.

Board/Committee Membership	Attendance		Public Board Membership During Last Five Years	Term
Board of Directors	8 of 8	100%	Arris Group Inc.	'00 – now
Audit	4 of 4	100%	Bell Canada International Inc.	'00 – '07

Securities Held

Year	Common Shares[2]	DSUs[3]	Total of Common Shares and DSUs	Total Market Value of Common Shares and DSUs[4]	Minimum Required[5]
June 14, 2010	21,600	42,743	64,343	$599,677	$240,000
June 12, 2009	21,600	34,581	56,181	$393,267

CAE / PROXY INFORMATION CIRCULAR

**H. Garfield Emerson, Q.C.**
Age: 69
Toronto, Ontario, Canada
Director Since: 1992
Independent[1]

H. Garfield Emerson is Principal, Emerson Advisory, an independent business and financial advisory firm, and a corporate Director. In addition, he is a Director of Sentry Select Capital Corp. and is Executive in Residence, Faculty of Public Affairs, Carleton University. Mr. Emerson is the past National Chair of Fasken Martineau DuMoulin LLP (2001-2006), and was previously President and Chief Executive Officer of NM Rothschild & Sons Canada Limited (1990-2001), investment bankers, non-executive Chairman of the Board of Rogers Communications Inc. (1993-2006), Chairman of First Calgary Petroleums Ltd. (2008), and a senior partner of Davies, Ward & Beck. He has also served as a Director of Canada Deposit Insurance Corporation, University of Toronto Asset Management Corporation, NM Rothschild & Sons Limited, Marathon Realty Company Limited, Genstar Capital Corporation, and Sunnybrook Health Sciences Centre.

| Board/Committee Membership | Attendance | | Public Board Membership During Last Five Years | Term |
|---|---|---|---|---|
| Board of Directors | 6 of 8 | 75% | Rogers Communications Inc. | '89 – '06 |
| Corporate Governance | 3 of 3 | 100% | Rogers Wireless Communications Inc. | '92 – '05 |
| Audit | 4 of 4 | 100% | Canadian Tire Corporation Limited | '07 – now |
| | | | Open Text Corporation | '08 – '09 |
| | | | First Calgary Petroleums Ltd. | '08 – '08 |

Securities Held

| Year | Common Shares[2] | DSUs[3] | Total of Common Shares and DSUs | Total Market Value of Common Shares and DSUs[4] | Minimum Required[5] |
|---|---|---|---|---|---|
| June 14, 2010 | 16,600 | 64,907 | 81,507 | $759,645 | $240,000 |
| June 12, 2009 | 16,600 | 53,845 | 70,445 | $493,115 | |

**Anthony S. Fell, O.C.[8]**
Age: 71
Toronto, Ontario, Canada
Director Since: 2000
Independent[1]

Anthony S. Fell is a corporate Director and was formerly Chairman of RBC Capital Markets Inc., Chairman and Chief Executive Officer of RBC Dominion Securities and Deputy Chairman of Royal Bank of Canada. Mr. Fell has in the past served as a Governor of the Toronto Stock Exchange and Chairman of the Canadian Investment Dealers Association. He has also played a key role in community affairs as a Governor of St. Andrew's College, Chairman of the Metropolitan Toronto United Way Capital Campaign, Governor of the Duke of Edinburgh's Award Program in Canada, Chairman of the Princess Margaret Hospital Capital Campaign, Chairman of the Board of Trustees of the University Health Network, Chairman of the Arthritis Society Ontario Division, and Vice Chairman of the McMaster University Capital Campaign.

| Board/Committee Membership | Attendance | | Public Board Membership During Last Five Years | Term |
|---|---|---|---|---|
| Board of Directors | 6 of 8 | 75% | Loblaw Companies Limited | '01 – now |
| Corporate Governance (Chairman) | 3 of 3 | 100% | BCE Inc. | '02 – now |
| | | | Bell Canada | '03 – now |

Securities Held

| Year | Common Shares[2] | DSUs[3] | Total of Common Shares and DSUs | Total Market Value of Common Shares and DSUs[4] | Minimum Required[5] |
|---|---|---|---|---|---|
| June 14, 2010 | 50,000 | 65,351 | 115,351 | $1,075,071 | $240,000 |
| June 12, 2009 | 50,000 | 56,581 | 106,581 | $746,067 | |

**Hon. Michael M. Fortier, PC[13]**
Age: 48
Town of Mount Royal, Quebec, Canada
Director Since: New
Independent[1]

Michael M. Fortier joined Ogilvy Renault LLP in January 2009 as a partner in the business law group. Mr. Fortier is also a Senior Advisor for Morgan Stanley in Canada, and serves on the Audit Committee of Groupe Aeroplan. Between February 2006 and October 2008, Mr. Fortier held various positions in the Government of Canada, as Minister of Public Works and Government Services, Minister of International Trade and Minister responsible for Greater Montreal. Prior to that, Mr. Fortier was in the investment banking industry, first as a Managing Director with Credit Suisse First Boston (1999-2004) and then as a Managing Director with TD Securities (2004-2006). Mr. Fortier also practiced law with Ogilvy Renault LLP from 1985 to 1999 in the areas of corporate finance and mergers and acquisitions. He was based in London, England for several years during this period.

| Board/Committee Membership | Attendance | | Public Board Membership During Last Five Years | Term |
|---|---|---|---|---|
| Board of Directors | N/A | N/A | Groupe Aeroplan | '09 – now |

Securities Held

| Year | Common Shares[2] | DSUs[3] | Total of Common Shares and DSUs | Total Market Value of Common Shares and DSUs[4] | Minimum Required[5] |
|---|---|---|---|---|---|
| June 14, 2010 | 10,000 | N/A | 10,000 | $93,200 | $240,000 |

CAE / PROXY INFORMATION CIRCULAR

**Paul Gagné**[9]
Age: 63
Montréal, Québec, Canada
Director Since: 2005
Independent[1]

Paul Gagné is a Director of various public and private companies. Mr. Gagné is the Chairman of Wajax Income Fund and also chairs the Audit Committees of the boards of Inmet Mining Corporation and Fraser Papers Inc., and serves on the Audit Committee of Textron Inc., having served 12 years as the Chairman of that Committee. The CAE Board has determined that such simultaneous service does not impair the ability of Mr. Gagné to effectively serve on CAE's Audit Committee. Mr. Gagné worked with Avenor Inc. from 1976 to 1997, last serving as its Chief Executive Officer. In 1998, he joined Kruger Inc., where he served as a Consultant in Corporate Strategic Planning from 1998 to 2002. He served as a Director of UK Tissues Group of Kruger. Mr. Gagné is a Canadian Chartered Accountant.

| Board/Committee Membership | Attendance | | Public Board Membership During Last Five Years | Term |
|---|---|---|---|---|
| Board of Directors | 8 of 8 | 100% | Textron Inc. | '95 – now |
| Audit | 3 of 4 | 75% | Inmet Mining Corporation | '96 – now |
| | | | Wajax Income Fund* | '96 – now |
| | | | Fraser Papers Inc. | '04 – now |
| | | | Twin Rivers Paper Company Inc. | '10 – now |
| | | | **Trustee* | |

**Securities Held**

| Year | Common Shares[2] | DSUs[3] | Total of Common Shares and DSUs | Total Market Value of Common Shares and DSUs[4] | Minimum Required[5] |
|---|---|---|---|---|---|
| June 14, 2010 | – | 37,285 | 37,285 | $347,496 | $240,000 |
| June 12, 2009 | – | 26,290 | 26,290 | $184,030 | |

**James F. Hankinson**
Age: 66
Toronto, Ontario, Canada
Director Since: 1995
Independent[1]

James F. Hankinson is a corporate Director. He was the President and Chief Executive Officer of Ontario Power Generation Inc. from May 2005 until his retirement in June 2009. He served as President and Chief Executive Officer of New Brunswick Power Corporation from 1996 to 2002. In 1973, he joined Canadian Pacific Limited and served as President and Chief Operating Officer from 1990 to 1995.

| Board/Committee Membership | Attendance | | Public Board Membership During Last Five Years | Term |
|---|---|---|---|---|
| Board of Directors | 8 of 8 | 100% | Maple Leaf Foods Inc. | '95 – now |
| Audit (Chairman) | 4 of 4 | 100% | Ontario Power Generation Inc. | '03 – '09 |
| Corporate Governance | 3 of 3 | 100% | Entertainment One Income Fund | '03 – '06 |
| | | | Shoppers Drug Mart Corporation | '09 – now |

**Securities Held**

| Year | Common Shares[2] | DSUs[3] | Total of Common Shares and DSUs | Total Market Value of Common Shares and DSUs[4] | Minimum Required[5] |
|---|---|---|---|---|---|
| June 14, 2010 | 4,018 | 71,278 | 75,296 | $701,759 | $240,000 |
| June 12, 2009 | 4,018 | 60,680 | 64,698 | $452,886 | |

**E. Randolph (Randy) Jayne II**
Age: 65
Webster Groves, Missouri, USA
Director Since: 2001
Independent[1]

E. Randolph (Randy) Jayne is the Managing Partner of Heidrick & Struggles International, Inc.'s Global Aerospace, Defense, and Aviation Practice. Mr. Jayne was formerly President of NASDAQ-listed Insituform Technologies Inc., and the President of McDonnell Douglas Missile Systems Company (a builder of fighter aircraft, cruise missiles and spacecraft). He is chairman of the U.S.'s Institute for Defense Analysis Governance Committee, and has written extensively on board governance matters.

| Board/Committee Membership | Attendance | | | |
|---|---|---|---|---|
| Board of Directors | 8 of 8 | 100% | | |
| Human Resources | 3 of 4 | 75% | | |

**Securities Held**

| Year | Common Shares[2] | DSUs[3] | Total of Common Shares and DSUs | Total Market Value of Common Shares and DSUs[4] | Minimum Required[5] |
|---|---|---|---|---|---|
| June 14, 2010 | – | 60,845 | 60,845 | $567,075 | $240,000 |
| June 12, 2009 | – | 49,520 | 49,520 | $346,640 | |

CAE / PROXY INFORMATION CIRCULAR

**Robert Lacroix, Ph.D.**
Age: 70
Montréal, Québec, Canada
Director Since: 2005
Independent[1]

Robert Lacroix holds a Ph.D in Economics, has been a Professor in the Department of Economics at the Université de Montréal since 1970, and Professor *emeritus* since 2006. He has served as Chairman of that Department and Director of the Centre for Research and Development in Economics (CRDE), and was Rector (President) of the Université de Montréal from 1998-2005. Dr. Lacroix is also a member of the Board of the Trudeau Foundation and a member of the National Statistics Council of Canada. He is also a Director of Pomerleau Inc.

| Board/Committee Membership | Attendance | | Public Board Membership During Last Five Years | Term |
|---|---|---|---|---|
| Board of Directors | 8 of 8 | 100% | Industrial Alliance Inc. | '04 – '10 |
| Corporate Governance | 3 of 3 | 100% | Le Groupe Jean Coutu Inc. | '06 – now |

**Securities Held**

| Year | Common Shares[2] | DSUs[3] | Total of Common Shares and DSUs | Total Market Value of Common Shares and DSUs[4] | Minimum Required[5] |
|---|---|---|---|---|---|
| June 14, 2010 | 500 | 33,195 | 33,695 | $314,037 | $240,000 |
| June 12, 2009 | 500 | 22,257 | 22,757 | $159,299 | |

**John Manley**[11, 12]
Age: 60
Ottawa, Ontario, Canada
Director Since: 2008
Independent[1]

John Manley is President and Chief Executive Officer of the Canadian Council of Chief Executives. From 2004-2009, he was Counsel, McCarthy Tétrault LLP. Throughout more than 15 years of public service, Mr. Manley held several senior portfolios in the Canadian federal government. He was appointed to Cabinet in November 1993. Mr. Manley was appointed as Deputy Prime Minister of Canada in January 2002 and also served as Finance Minister from June 2002 to December 2003. In addition to the public company directorships listed below, Mr. Manley is a Director of Optosecurity Inc., CARE Canada, the National Arts Centre Foundation and MaRS Discovery District. He is also a member of the Board of Directors of the Institute for Research on Public Policy of the Conference Board of Canada, and of the Board of Governors of the University of Waterloo. In 2007, Mr. Manley was appointed Chair of the Independent Panel on Canada's Future Role in Afghanistan.

| Board/Committee Membership | Attendance | | Public Board Membership During Last Five Years | Term |
|---|---|---|---|---|
| Board of Directors | 8 of 8 | 100% | Nortel Networks Limited | '04 – '09 |
| Human Resources | 4 of 4 | 100% | Nortel Networks Corporation | '04 – '09 |
| | | | Canadian Imperial Bank of Commerce | '05 – now |
| | | | Canadian Pacific Railway Limited | '06 – now |

**Securities Held**

| Year | Common Shares[2] | DSUs[3] | Total of Common Shares and DSUs | Total Market Value of Common Shares and DSUs[4] | Minimum Required[5] |
|---|---|---|---|---|---|
| June 14, 2010 | – | 14,309 | 14,309 | $133,360 | $240,000 |
| June 12, 2009 | – | 3,634 | 3,634 | $25,438 | |

**Marc Parent**[8]
Age: 49
Lorraine, Québec, Canada
Director Since: 2008
Not Independent (Management)

Marc Parent has been the CEO of CAE Inc. since October 2009. He joined the Corporation in February 2005 as Group President, Simulation Products, was appointed Group President, Simulation Products and Military Training & Services in May 2006, and then Executive Vice President and Chief Operating Officer in November 2008. Mr. Parent has over 25 years of experience in the aerospace industry. Before joining CAE, Mr. Parent held various positions with Canadair and within Bombardier Aerospace in Canada and the U.S. Mr. Parent is Chairman of the Board of Directors of the Aerospace Industries Association of Canada (AIAC) and also a member of the Board of Directors of the Canadian Association of Defence and Security Industries (CADSI).

| Board/Committee Membership | Attendance | | Public Board Membership During Last Five Years | Term |
|---|---|---|---|---|
| Board of Directors | 8 of 8 | 100% | – | – |

**Securities Held**

| Year | Common Shares[2] | DSUs[3] | Total of Common Shares and DSUs | Total Market Value of Common Shares and DSUs[4] | Minimum Required[5] |
|---|---|---|---|---|---|
| June 14, 2010 | 20,024 | 194,307 | 214,331 | $1,997,565 | 500% of salary ($3,300,000) |
| June 12, 2009 | 17,556 | 128,216 | 145,900 | $1,021,300 | |

CAE / PROXY INFORMATION CIRCULAR

CAE / PROXY INFORMATION CIRCULAR

1

“Independent” refers to the standards of independence established by CAE's Corporate Governance Guidelines, applicable corporate governance rules of the New York Stock Exchange and SEC, and under the Canadian Securities Administrators' National Instrument 58-101. There are no interlocking director relationships among the Board members.

2	“Common Shares” refers to the number of Common Shares of CAE that are benefically owned, or over which control or direction is exercised by the Director.
3	“DSUs” refers to the number of deferred share units of CAE held by the Director.
4

The total market value of Common Shares and DSUs is determined by multiplying the closing price of the Common Shares on the Toronto Stock Exchange (“TSX”) on each of June 14, 2010 ($9.32) and June 12, 2009 ($7.00) respectively, times the number of Common Shares and DSUs held as of such dates.

5

All Directors are required to acquire an equity position (Common Shares or DSUs) in CAE worth a minimum of three years of base Director retainer fees (currently $240,000). Directors must take all their compensation in DSUs until the minimum threshold is met (see “Compensation of Directors”).

6

Mr. Parent also holds 2,058,540 options to acquire Common Shares and as President and CEO has a higher share/DSU ownership target than an independent Director. He has five years to attain the target of 500% of his base salary. Upon invitation of other Board Committees, Mr. Parent attended all or a part of their meetings.

7

Mr. Craig was a Director of Williams Communications Inc. in Tulsa Oklahoma when it filed for bankruptcy in February 2001. He was also a Director of Bell Canada International Inc. when it filed for court-supervised liquidation under the Companies' Creditors Arrangement Act (Canada) in 2003. Mr. Craig remained as one of two independent Directors to oversee the company from 2003 to 2007 when it was finally liquidated.

8

Mr. Fell, a Director of BCE Inc., was appointed a Director of Teleglobe Inc., then a wholly-owned subsidiary of BCE Inc., on January 23, 2002 and resigned three months later on April 23, 2002. Teleglobe filed for court protection under insolvency status on May 15, 2002.

9

Mr. Gagné resigned as Director of Gemofor Inc., a manufacturer of sawmill equipment, in November 2006. Within a year of his resignation Gemofor Inc. filed for bankruptcy. Also, Mr. Gagné was a Director of Fraser Papers Inc. (“Fraser”) when Fraser and its subsidiaries initiated a court-supervised restructuring under the Companies' Creditors Arrangement Act (CCAA) on June 18, 2009, and under other similar bankruptcy legislation in the U.S. Fraser has received approval for its restructuring proposal that includes the sale of the specialty paper assets to a new company, with the remaining assets to be sold over time. The proceeds of the sales will be distributed to creditors. Fraser's common shares were suspended on the TSX on June 23, 2009 and delisted on July 22, 2009.

10	Katharine Stevenson and Lawrence Stevenson are unrelated.
11

From May 31, 2004 until on or about June 21, 2005, Mr. Wilson, as a Director and Chairman of Nortel Networks Corporation ("Nortel") and Nortel Networks Limited ("NNL"), Mr. Manley as a Director, as well as Ms. Stevenson, certain directors, senior officers and certain current and former employees of Nortel and NNL were prohibited from trading in securities of Nortel and NNL pursuant to management cease trade orders issued by the Ontario Securities Commission ("OSC"), the Autorité des marchés financiers ("AMF") and certain other provincial securities regulators (collectively the “Regulators”) in connection with the delay in the filing of certain of their financial statements. Following the filing of the required financial statements, the OSC and AMF lifted such cease trade orders effective June 8, 2006 and June 9, 2006, respectively, following which the other Regulators lifted their cease trade orders.

12

Mr. Manley was a Director of Nortel and NNL when Nortel and NNL were granted creditor protection under the Companies' Creditors Arrangement Act (CCAA) on January 14, 2009 and under other similar bankruptcy legislation in the U.S. and other jurisdictions.

13

CAE has long used Ogilvy Renault for certain legal matters. Ogilvy Renault is not CAE's principal external law firm and the level of annual billings by Ogilvy Renault to CAE is not material for either entity. CAE's board of directors has determined that the limited relationship between CAE and Ogilvy Renault does not impair Mr. Fortier's independence as a director of the company.

ATTENDANCE INFORMATION

The following table provides a summary of each Director's attendance at Board and Committee meetings during FY2010:

DIRECTORS	BOARD	AUDIT	HUMAN	CORPORATE	TOTAL
	(8 MEETINGS)	COMMITTEE	RESOURCES	GOVERNANCE	BOARD/COMMITTEE
		(4 MEETINGS)	COMMITTEE	COMMITTEE	MEETINGS ATTENDED
			(4 MEETINGS)	(3 MEETINGS)

Brian E. Barents	8/8		4/4		100%

CAE / PROXY INFORMATION CIRCULAR

DIRECTORS	BOARD	AUDIT	HUMAN	CORPORATE	TOTAL
	(8 MEETINGS)	COMMITTEE	RESOURCES	GOVERNANCE	BOARD/COMMITTEE
		(4 MEETINGS)	COMMITTEE	COMMITTEE	MEETINGS ATTENDED
			(4 MEETINGS)	(3 MEETINGS)
John A. (Ian) Craig	8/8	4/4			100%
H. Garfield Emerson	6/8	4/4		3/3	87%
Anthony S. Fell	6/8			3/3	82%
Paul Gagné	8/8	3/4			92%
James F. Hankinson	8/8	4/4		3/3	100%
E. Randolph (Randy) Jayne II1	8/8		3/4		92%
Robert Lacroix	8/8			3/3	100%
John Manley	8/8		4/4		100%
Marc Parent[2]	8/8				100%
Peter J. Schoomaker	8/8			3/3	100%
Katharine B. Stevenson	8/8	4/4			100%
Lawrence N. Stevenson	8/8		4/4		100%
Lynton R. Wilson[3]	8/8		4/4	3/3	100%

1	Mr. Jayne was unable to attend a Human Resources Committee meeting due to a weather related travel disruption.
2	Upon invitation of Board Committees, Mr. Parent attended all or a part of their meetings.
3	Mr. Wilson, in addition to the Committees of which he is a member, attended all other Committee meetings as Chairman of the Board.

COMPENSATION OF DIRECTORS Director Compensation Table

The following table summarizes compensation earned by non-management Directors of CAE during FY2010:

NAME	FEES EARNED	SHARE-BASED	TOTAL
		1
		AWARDS
	$ $		$
Brian E. Barents	–	90,000	90,000
John A. (Ian) Craig	25,000	65,000	90,000
H. Garfield Emerson	15,000	85,000	100,000
Anthony S. Fell	31,667	73,333	105,000
Paul Gagné	–	90,000	90,000
James F. Hankinson	42,500	82,500	125,000
E. Randolph (Randy) Jayne II	–	90,000	90,000
Robert Lacroix	–	90,000	90,000
John Manley	–	90,000	90,000
Peter J. Schoomaker	–	90,000	90,000
Katharine B. Stevenson	–	90,000	90,000
Lawrence N. Stevenson	25,000	80,000	105,000
Lynton R. Wilson	225,000	–	225,000

1

Represents the value of DSUs determined based on the grant date fair value of the award in accordance with the Canadian Institute of Chartered Accountants Handbook Section 3870. The value of each unit is set to CAE's closing share price on the date of grant. Note that actual value received, if any, will differ.

Directors of CAE receive an annual fee of $80,000, of which $40,000 is paid in DSUs. Directors receive an additional annual fee of $10,000 for each committee (other than the Executive Committee) on which they serve. Each member of the Executive Committee (other than the Chairman of the Board and the CEO) is entitled to a fee of $1,000 per meeting, but no annual fee. The Chairman of the Audit Committee receives an additional annual fee of $25,000; the Chairmen of each of the Governance and Human Resources Committees also receive annual fees of $15,000. The Chairman of the Board receives $225,000 annually for his services as Chairman, as well as a Director and Committee member. Directors are reimbursed for out-of-pocket expenses incurred in attending meetings.

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     Under the Deferred Share Unit Plan for non-employee Directors, a non-employee Director holding Common Shares and/or units under the Deferred Share Unit Plan of a value that is less than the equivalent of three years of Board annual base fees (currently $240,000) receives all fees in the form of DSUs. Once such minimum is reached, a non-employee Director may elect to participate in the plan in respect of part or all of his or her annual Board and Committee fees. A non-employee Director is not, once the minimum Common Share and/or DSU ownership target is reached, obligated to acquire more shares or DSUs if the value of his/her investment in CAE drops due to stock market fluctuations. A DSU is equal in value to one common share of CAE and accrues additional units in an amount equal to each dividend paid on Common Shares. DSUs are redeemable after termination of service no later than the end of the year following the year of termination of service. Payment in cash is then made based on the market value of the equivalent number of Common Shares, net of tax and any other applicable withholdings.

Directors' and Officers' Liability Insurance

CAE maintains Directors' and officers' liability insurance for its Directors and officers, as well as those of its subsidiaries as a group. The yearly coverage limit of such insurance is $50,000,000 for each loss and for the policy period, subject to a corporate deductible of $250,000 per claim ($1,000,000 for security suits brought in the United States; $500,000 for security suits brought in Canada). CAE paid an insurance premium for this coverage of $530,000 for the 12 months ending November 30, 2010.

MAJORITY VOTING

If any of the above nominees is for any reason unavailable to serve as a Director, proxies in favour of management will be voted for another nominee, in their discretion, unless the shareholder has specified in the proxy that his or her Common Shares are to be voted for another nominee or are to be withheld from voting in the election of Directors.

     Any nominee for Director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election shall tender his or her resignation to the Chairman of the Governance Committee following certification of the shareholder vote.

     The Governance Committee will consider the tendered resignation and recommend to the Board whether to accept or reject it. The Board will act following the Governance Committee's recommendation no later than 90 days following the date of the shareholders' meeting at which the election occurred. In deciding whether to accept the tendered resignation, the Board will consider the factors considered by the Governance Committee and any additional information and factors the Board believes to be relevant. The Board's decision will be publicly disclosed.

APPOINTMENT OF AUDITORS

The Board, on recommendation by the Audit Committee, proposes that PricewaterhouseCoopers LLP, Chartered Accountants, Montréal, Québec (“PwC”) be re-appointed as auditors of CAE to hold office until the close of the next annual meeting of shareholders and that the Directors of CAE be authorized to fix their remuneration. PwC has served as auditors of CAE since1991.

Auditor Independence

PwC provides tax, financial advisory and other audit-related services to CAE and its subsidiaries. The Audit Committee of CAE's Board of Directors has considered and concluded that the provision of these services by PwC is compatible with maintaining PwC's independence. The Audit Committee's policy requires pre-approval of all audit and non-audit services above a specified level provided by the external auditor. The following chart shows all fees paid to PwC by CAE and its subsidiaries in the most recent and prior fiscal year.

FEE TYPE	2010	2009
	($ MILLIONS)	($ MILLIONS)
1. Audit services	2.6	3.0
2. Audit-related services	0.4	0.4
3. Tax services	0.5	0.7
Total	3.5	4.1

1. Audit fees are comprised of fees billed for professional services for the audit of CAE's annual financial statements and services that are normally provided by PwC in connection with statutory and regulatory filings, including the audit of the internal controls and financial reporting as required by the Sarbanes-Oxley legislation.

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2. Audit-related fees are comprised of fees relating to work performed in connection with CAE's acquisitions, translation and other miscellaneous accounting-related services.

3. Tax fees are related to tax compliance support.

CORPORATE GOVERNANCE

Appendix A to this circular contains the Statement of Corporate Governance Practices of CAE, and Appendix B contains the Board of Directors' Charter.

     The Board of Directors carries out its responsibilities both directly and through its Committees. The Board has three regular Committees: the Audit Committee, Corporate Governance Committee (“Governance Committee”) and Human Resources Committee (“HR Committee”). Certain activities of the Audit and Governance Committees are described below in their Committee reports; the report of the HR Committee is in the “Compensation Discussion and Analysis” section.

REPORT OF THE AUDIT COMMITTEE

As part of its oversight of the audit process, the Audit Committee verified PwC's independence. The Audit Committee reviewed the internal audit plan and periodic reports. Throughout the past year, the Audit Committee reviewed, with and without management present, the results of PwC's communications to CAE required by generally accepted auditing principles.

     The Audit Committee reviewed in detail quarterly interim financial information and earnings reports before their public release. The Committee also reviewed and recommended approval to the Board of the quarterly Management's Discussion and Analysis of Financial Condition and Results of Operation (MD&A) and the press releases for the quarterly results. The Audit Committee reviewed the MD&A and audited financial statements of CAE prepared by management for the fiscal year ended March 31, 2010 with management and PwC, and thereafter recommended to the Board that the audited consolidated financial statements and MD&A be published and filed with the Autorité des marchés financiers and the SEC.

     The Committee reviewed the processes involved in evaluating CAE's internal controls and oversaw the compliance process related to the certification and attestation requirements of section 404 of the U.S. Sarbanes–Oxley Act of 2002. The chairman of the Committee is kept apprised of every report filed with the independent third party responsible for receiving any complaints under CAE's Code of Business Conduct. The Committee is informed annually of the resolution of such complaints and the results of the annual certification process for all manager-level and up CAE employees under the Code.

Submitted by the Audit Committee: J. F. Hankinson (Chairman), H. G. Emerson, J. A. Craig, P. Gagné and K. B. Stevenson.

REPORT OF THE GOVERNANCE COMMITTEE

The Governance Committee carried out an annual Board effectiveness survey, to which all Directors replied and the results of which were reviewed by the Chairman of the Committee with the Board. The Committee considered possible new candidates for nomination to be a Director of CAE, and assessed the existing size and composition of the Board and its Committees. The Governance Committee has an annual individual peer review process to evaluate the personal contribution of Directors on the Board of Directors.

     The Governance Committee reviewed the annual agendas of the Board and Committees and determined that they were appropriate to permit them to meet their mandated responsibilities.

     The Committee reviewed the level of compensation of CAE Directors and determined to maintain the existing compensation level (see “Compensation of Directors”).

     The Committee is informed annually of the resolutions of complaints filed under CAE's Code of Business Conduct and the results of the annual certification process for all manager-level and up CAE employees under the Code.

     Submitted by the Governance Committee: A. S. Fell (Chairman), H. G. Emerson, J. Hankinson, R. Lacroix, P. J. Schoomaker and L. R. Wilson.

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COMPENSATION DISCUSSION AND ANALYSIS Review and Approval

The HR Committee, of which each member is independent, reviews and approves the design and administration of all executive compensation and benefit plans and policies for CAE other than in respect of the President and Chief Executive Officer (“CEO”), whose compensation arrangements are reviewed and approved by the independent members of the Board of Directors based on recommendations from the HR Committee.

     The HR Committee retains an independent consultant to advise on CAE executive compensation matters, Hugessen Consulting Inc. To ensure its independence, Hugessen Consulting derives no other revenue from CAE. In FY2010, an amount of $113,000 was paid to Hugessen Consulting for professional services rendered. Hugessen Consulting reports to the Chair of the HR Committee and advises the Committee on the structure and competitiveness of the executive compensation program and its annual results.

Compensation Philosophy

Much of CAE's success in developing and growing its worldwide business is attributable to a highly motivated, entrepreneurial executive team. The executive compensation program is based on a pay-for-performance philosophy in which executives receive salaries, annual short-term incentive awards contingent upon attaining consolidated, divisional and individual achievements, and long-term incentive awards that motivate executives to create increasing and sustainable value for the shareholders. In addition, executives are entitled to receive perquisite and pension benefits.

The objectives of the executive compensation program are to:

1.	attract, retain and motivate qualified executives;
2.	align the interests of executives with those of the shareholders;
3.	foster teamwork and entrepreneurial spirit;
4.	establish an explicit and visible link between all elements of compensation and corporate, subsidiary and individual performance; and
5.	integrate compensation with the development and successful execution of strategic and operating plans.

The principles underlying CAE's executive compensation program are as follows:

  Base annual salary is set at approximately the median (50th percentile) of the comparator group of companies and annual overall compensation (salary, short-term and long-term incentives, perquisites and pension benefits) for superior performance is targeted at or about the third quartile (75th percentile) of the comparator group. Management may get to the 75th percentile of total compensation through the short-term incentive program which rewards annual performance and through our long-term incentives if CAE's share price experiences strong performance.

  The cash salary component of compensation reduces as a portion of the overall annual compensation as salary grade levels increase. The more senior the executive, with more influence over CAE's performance, the greater the proportion of the overall compensation package that should be at risk.

  The ratio of long-term incentive to short-term incentive components of compensation increases as a portion of the overall annual compensation as salary grade levels increase. More senior executives are thereby incentivised to retain focus on the longer term objectives and interests of CAE.

  Equity-based compensation (restricted and deferred share units, and options) increase as a portion of the overall annual compensation as salary grade levels increase. This aligns the interests of executives with those of CAE shareholders.

  To remain competitive on other executive compensation elements, CAE also provides the NEOs with a flexible perquisite program and defined benefit pension plan.

  Executive compensation is benchmarked every second year with the assistance of compensation consultants that prepare an analysis of CAE's compensation set against compensation practices within the comparator group of companies. CAE has retained the services of PCI Perrault Consulting Inc. to provide professional consulting services in executive compensation; the HR Committee has retained Hugessen Consulting Inc. to advise it on executive compensation.

  CAE's business segments compete within several market segments and not all of its competitors are present in all the same segments, and some competitors do not publish or provide compensation disclosure relevant to CAE. CAE's

CAE / PROXY INFORMATION CIRCULAR

compensation is therefore compared with data from a broad mixture of Canadian and U.S. companies that have relevance to CAE in terms of market segment and/or business activities (aerospace, medical devices, industrial controls, IT/software, training & simulation, consulting/engineering/other services, etc.), revenue and market capitalization. The current list of comparator companies adopted by the HR Committee is:

CANADIAN COMPARATOR GROUP FY2010 – FY2012

SNC-Lavalin Group	CanWest Global Communications	CGI Group	Air Transat A.T.
Linamar	Manitoba Telecom	Westjet Airlines	MDS
Toromont Industries[1]	ShawCor[1]	Stantec Inc.	MacDonald Dettwiler
U.S. COMPARATOR GROUP FY2010 – FY2012

Rockwell Collins	Alliant Techsystems	AECOM Technology	Teleflex[2]
Autodesk[2]	C.R. Bard	AMETEK	Varian Medical Systems
Roper Industries	BMC Software	MOOG	Cadence Design Systems
Teledyne Technologies	Curtiss-Wright	AAR [2]	Hexcel
BE Aerospace	Synopsys	Woodward Governor	Novell
Steris[2]	Hologic	Gartner[2]	Triumph Group[2]
Cubic Corp.

1	As at March 31, 2010, such companies are a replacement to those that became obsolete as a result of acquisitions or merger activities or no longer met the parameters for the Canadian comparator group.
2	As at March 31, 2010, such companies are a replacement to those that became obsolete as a result of acquisitions or merger activities or no longer met the parameters for the U.S. comparator group .

The median revenue of the group based on their most recent annual reports is $1.810 billion and their median market capitalization as at March 31, 2010 is $2.090 billion, compared to $1.526 billion and $2.545 billion respectively for CAE as of the FY2010 year-end. CAE utilizes the median and 75th percentile numbers from each of the Canadian and the U.S. group of comparator companies for benchmarking purposes. The Canadian and U.S. companies comprised in the comparator group are weighted equally and the compensation value between the two comparator groups is compared at par.

CAE's compensation policies and practices are structured in a balanced way such that they have not in the past several years created risks that had a material adverse effect on the company. Each of CAE's four business segments has a compensation structure substantially similar to the others; none of the segments has a compensation expense that represents a disproportionate percentage of the segment's revenue.

Elements of Compensation

CAE's executive compensation consists of five main elements: base salary, short-term incentive bonus, long term incentives (restricted share units, deferred share units and options), pension rights and perquisites.

     The following table illustrates the composition of the total compensation and the relative importance of the different elements by NEOs:

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BASE SALARY

The base salaries of the executives of CAE are competitive with the median of the comparator group of companies. While an executive's salary is generally targeted at a specific range around the median level, such salary may vary depending on the individual's performance, level of experience and years of service. Base salaries are reviewed annually, taking into account individual achievements, general performance, benchmark information and market conditions.

ANNUAL SHORT-TERM INCENTIVE AWARDS

The short-term incentive award permits an annual cash bonus for executives of CAE provided that CAE's consolidated financial performance, reporting segment financial performance, key performance indicators and individual achievement targets are met. At the beginning of each fiscal year, financial, non-financial and individual performance targets are established. Financial targets are based on economic value created (“EVC”) by the Corporation, earnings per share (“EPS”) and key performance indicators (“KPIs”). KPIs are quantifiable and/or qualitative performance targets set for reporting segments and their sub-segments as well as for corporate functions. These include amongst others quality/customer satisfaction, customer retention, regulatory compliance, operational efficiency, employee performance management, order intake, cost, cycle times and other metrics relevant to CAE's business or corporate functions. The earnings per share measure is intended to keep a management focus on earnings per share growth and represents the net earning of the Corporation divided by the number of non-diluted outstanding Common Shares. The economic value creation target is a measure of shareholder value created after deduction from net operating profit after tax of the product of net assets used in the business times the cost of capital employed. A portion of the economic value created by CAE is set aside for distribution to all participants under the short-term incentive plan.

     Short-term incentives are paid in the form of cash bonuses based upon a percentage of the executive's base salary. The bonus as a percentage of salary varies by the level of the participant with target awards ranging for the NEOs from 50% to 100% of salary for the CEO. Actual awards, however, could be up to 2.4 times (2 times in the case of the CEO) greater than the target awards depending upon the achievement of the previously noted results and personal performance objectives.

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For FY2010 short-term incentive awards were paid to the NEOs in the first quarter of fiscal 2011 (“FY2011”) for meeting or exceeding financial objectives, reporting segments' key performance indicators, and individual objectives.

     In accordance with the terms of the short-term incentive plan, we make no payments if the EVC and EPS have not met the respective minimum thresholds set by the Board of Directors. For the NEO's and certain executives, the EPS threshold must be met in order for an EVC-based payout to also be made.

     The following table illustrates the various STIP targets and maximums for the eligible positions. Bonus target and maximums are expressed as a percentage of salary:

FUNCTION	TARGET	MAXIMUM
	%	%
President & CEO	100	200
Group Presidents & CFO	60	144
Executive Vice Presidents	50	120

     The following table illustrates the respective weights given to each measure for the different eligible positions. Weights are expressed as a percentage of the bonus at target:

		WEIGHT
FUNCTION	CAE EVC		CAE EPS
	%		%
President & CEO[1]	50		50
Group Presidents & CFO[1]	50		50
Executive Vice Presidents[1]	50		50
1 EPS threshold will serve as gate for EVC payout

     The EVC and EPS targets, thresholds and maximums up to which the incentive payment may double or more for certain NEOs are determined by the Board of Directors at the beginning of the year taking into consideration CAE's annual operating plan, market conditions and expectations and other factors the Board may deem relevant from year to year.

     Associated with the short-term incentive plan was a retention plan for CAE's Chief Operating Officer, Marc Parent, and CAE's Group President, Civil Simulation Products, Training and Services, Jeff Roberts. If either or both of these senior executives were not selected as the next President and CEO, and if other conditions were met, CAE was to pay to either or both of them the following sums:

  A one-time bonus equivalent to his base salary; and

  A one-time payment of an amount equal to the value of 50,000 Common Shares, based on the closing average price thereof on the TSX for the 20 trading days immediately prior to such date.
  Mr. Roberts was paid the retention bonus of $892,075 representing the total of one time his annual base salary as at

December 31, 2009, plus an amount equivalent to the value of 50,000 CAE common shares determined at the average closing price of common shares for the 20 trading days immediately prior to December 31, 2009. This amount is included in the bonus amount shown for Mr. Roberts for FY2010. This arrangement is hereafter referred to as the “GP Retention Plan”.

FLEXIBLE PERQUISITE PROGRAM

Flexible perquisites gives the executives a cash allowance to provide for certain benefits, including car benefits, club membership, home office, personal legal and tax advice and a health care spending account.

LONG-TERM INCENTIVE AWARDS

The Long-Term Incentive Program is designed to reward executives for their contribution to the creation of shareholder value. These awards are considered annually as part of the total compensation review. The value of the long-term incentive award varies by the level of the executive ranging from 125% for Executive Vice Presidents to a maximum of 300% of base salary for the CEO.

     CAE's long-term incentive plan comprises options (see “Stock Options”), long-term incentive deferred share units (see “Long-Term Incentive Deferred Share Unit Plans”) and Restricted Share Units (RSUs) (see “Restricted Share Unit Plan”). All NEOs are eligible under each of these plans, and received long-term compensation awards allocated in value equally between stock options, LTUs and RSUs except for the CEO (see “Determination of the NEOs Compensation – President and CEO”).

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STOCK OPTIONS

The number of options issued to each NEO varies as a percentage of the executive's base salary divided by the fair value (determined by application of the Black-Scholes option-pricing methodology) of an option at that time. Under the terms of the Employee Stock Option Plan (“ESOP”), the exercise price of the stock options is equal to the weighted average price of the Common Shares on the TSX on the five days immediately preceding the day on which the options are granted. During FY2010, stock options were granted to the NEOs and to certain officers and key executives of CAE or its subsidiaries. The amount of outstanding options as well as the other elements of the Long-Term Incentive Program are taken into account by the HR Committee in determining how many new options may be granted in a fiscal year. CAE expenses the cost of stock option grants.

     As of June 15, 2010, the ESOP provides for the issuance of a maximum of 13,708,876 Common Shares upon exercise of options granted under it of which 7,151,776 are not the subject of option grants (representing about 2.79% of all issued and outstanding Common Shares on such date). The ESOP permits option grants having a term of up to ten years. Options currently issued under the ESOP have a term of six years and vest and are exercisable as determined by the HR Committee. No ESOP participant may hold options on more than 5% (on an undiluted basis) of the issued and outstanding Common Shares from time to time. The number of Common Shares issued to insiders of CAE at any time under all security-based compensation arrangements cannot exceed 10% of the issued and outstanding Common Shares. The ESOP permits, at the discretion of the HR Committee, the surrender and cancellation without re-issue of an in-the-money option for its cash equivalent, thereby allowing an optionee to receive the cash equal to the fair market value of the share underlying the option less the option exercise price, in lieu of the share itself.

     Except as set forth below, no CAE options may be exercised unless the optionee is at the time of exercise an employee of CAE or one of its subsidiaries and has served continuously in such capacity since the date of the grant of the options. Each option shall, during the optionee's lifetime, be exercisable only by the optionee. Options are not transferable or assignable otherwise than by will or by operation of estate law.

     If an optionee should die while an employee of CAE or one of its subsidiaries, any vested option held by the optionee may be exercised by the person to whom the optionee's rights under the option shall pass by the optionee's will or by operation of estate law before the earlier of (i) the expiry of a six-month period following his or her death or (ii) the option expiry date. Any exercise of such option shall be subject to all terms and conditions of the ESOP.

     If an optionee retires from CAE or one of its subsidiaries in accordance with the applicable retirement policies, unvested options held by such optionee shall, subject to the terms of the ESOP, continue to vest following the retiree's retirement date. Such an optionee shall be entitled to (a) exercise any vested options held as of the retirement date until the termination date for each such option; and (b) exercise any options vesting after the retirement date only during the 30-day period following the vesting date of such options, after which time any such options which remain unexercised shall expire.

     If an optionee ceases to serve CAE or a subsidiary as an employee otherwise than by reason of death or retirement, options held by the optionee terminate once he or she leaves such service. However, the optionee is entitled to exercise vested options within the 30-day period following termination of employment. After such time, all unexercised vested options will expire.

     The ESOP defines a change of control of CAE as being the beneficial ownership or control over the majority of the shares or CAE or the sale of all or substantially all of CAE's assets. In such circumstance, accelerated vesting of all options issued under the ESOP would occur.

     The ESOP provides that its terms, as well as those of any option, may be amended, terminated or waived in certain stated circumstances. The ESOP specifies in what situations shareholder approval is required for certain types of amendments to the ESOP. Additionally, the HR Committee has the authority, in accordance with and subject to the terms of the ESOP, to amend, suspend or terminate the ESOP or any option granted under the ESOP without obtaining shareholder approval in order to:

(a)

(i) amend any terms relating to the granting or exercise of Options, including the terms relating to the eligibility for (other than for non-executive Directors) and limitations or conditions on participation in the Plan, the amount and payment of the Option Price (other than a reduction thereof) or the vesting, exercise, expiry (other than an extension of the Termination Date except as contemplated in Section 6.06(4) of the Plan), assignment (other than for financing or derivative-type transaction purposes) and adjustment of Options, or (ii) add or amend any terms relating to the provision of financial assistance to Optionees, or of any cashless exercise features;

CAE / PROXY INFORMATION CIRCULAR

(b)

amend the Plan to permit the granting of deferred or restricted share units under the Plan or to add or amend any other provisions which result in participants receiving securities of the Corporation while no cash consideration is received by the Corporation;

(c)	make changes that are necessary or desirable to comply with applicable laws, rules or regulations of any regulatory authorities having jurisdiction or any applicable stock exchange;
(d)	correct or rectify any ambiguity, defective provision, error or omission in the Plan or in any Option or make amendments of a "housekeeping" nature;
(e)	amend any terms relating to the administration of the Plan; and
(f)	make any other amendment that does not require shareholder approval by virtue of the Plan, applicable laws or relevant stock exchange or regulatory requirements;

provided such amendment, suspension or termination (i) does not adversely alter or impair any previously granted Option without the Optionee's consent and (ii) is made in compliance with applicable laws, rules, regulations, by-laws and policies of, and receipt of any required approvals from, any applicable stock exchange or regulatory authorities having jurisdiction. The ESOP provides for an option expiration date that, if the option expires during a CAE-imposed blackout period or within nine days thereafter, the term of the option may be the later of the original fixed expiration date, or 10 trading days after the date the blackout period ends if the original expiration date falls within, or within nine days after, a blackout period.

EQUITY COMPENSATION PLAN INFORMATION
	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS	PERCENTAGE OF CAE'S OUTSTANDING SHARE CAPITAL REPRESENTED BY SUCH SECURITIES	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN 1st COLUMN)	PERCENTAGE OF CAE'S OUTSTANDING SHARE CAPITAL REPRESENTED BY SUCH SECURITIES
Employee Stock Option Plan
	5,818,386	2.27%	$9.4967	7,902,090	3.08%

The above chart is based on March 31, 2010 information. As of that date, the weighted average remaining contractual life for the outstanding options was 4.20 years. CAE's only equity compensation plan is its shareholder-approved ESOP.

LONG-TERM INCENTIVE DEFERRED SHARE UNIT PLANS

Fiscal 2004 plan

In FY2004, CAE adopted a Long-Term Incentive Deferred Share Unit Plan (“FY2004 LTUP”) for executives of CAE and its subsidiaries to partially replace the grant of options under CAE's ESOP. No FY2004 LTUs have been granted by CAE since FY2004. An FY2004 Long-Term Incentive Deferred Share Unit (“FY2004 LTUs”) is equal in value to one Common Share of CAE. Determination of the number of FY2004 LTUs to be granted to a participant was made by dividing the dollar value of the FY2004 LTU grant by the closing market price of Common Shares on the TSX on the second trading day following the date of grant approval. FY2004 LTUs accrue dividend equivalents payable in additional units in amounts equal to dividends paid on Common Shares. The FY2004 LTU grants vested in 25% increments over four years, commencing one year after the date of grant. Upon or within a defined period following termination of their employment for reasons of long-term disability, involuntary termination, retirement or death, or following a successful takeover bid for CAE, eligible FY2004 LTUP participants with vested FY2004 LTUs will be entitled to receive the fair market value of the equivalent number of Common Shares. On voluntary termination, participants forfeit all amounts vested under the FY2004 LTUP.

Fiscal 2005 Plan

CAE adopted the Long-Term Incentive Deferred Share Unit Plan – FY2005 (“FY2005 LTUP”) in FY2005. Determination of the number of units under the FY2005 LTUP (“FY2005 LTUs”) to be granted to a participant is made by dividing the dollar value of the FY2005 LTU grant (a percentage of the participant's base salary) by the weighted average market price of Common Shares on the TSX on the five trading days preceding the date of grant approval. FY2005 LTUs accrue dividend equivalents payable in additional units in amounts equal to dividends paid on Common Shares. A FY2005 LTU grant vests in 20% increments over five years, commencing one year after the date of grant. Upon or within a defined period following termination of their employment, eligible FY2005 LTUP participants with vested FY2005 LTUs will be entitled to receive the fair market value of the equivalent number of Common Shares. Following a change of control of CAE, all unvested FY2005 LTUs will vest

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and employees terminating on such occasion or at any time thereafter will be entitled to receive the fair market value of the equivalent number of Common Shares for all their vested LTUs.

RESTRICTED SHARE UNIT PLANS

CAE has launched a new performance-based Restricted Share Unit Plan (“2011 RSUP”) for executives and senior management of CAE and its subsidiaries, to apply for FY2011 and beyond. Grants of units made under the prior Restricted Share Unit Plan (“RSUP”) remain in effect until the last unit grants thereunder expire in fiscal 2013. The RSUP helps ensure that CAE executives' long-term incentive compensation includes an element directly based on the market performance of Common Shares. Determination of the number of restricted share units (“RSUs”) to be granted to a participant is made by dividing the dollar value of the RSU grant (a percentage of the participant's base salary) by the weighted average market price of the Common Shares on the TSX on the five trading days preceding the date of grant approval. An RSU is equal in value to one Common Share of CAE.

RSUs granted pursuant to the RSUP prior to FY2008 typically vested three years from the date the RSUs were granted, as follows:

1.	100% of the units, if the Common Shares have appreciated at least 33% (10% annual compounded growth) over the vesting period; or
2.	50% of the units, if the Common Shares have appreciated at least 24% (7.5% annual compounded growth) but not as much as 33% over the vesting period.

RSUs granted pursuant to the RSUP in FY2008 and afterwards typically vest three years from the date RSUs were granted, as follows: 1. 100% of the units, if the average closing price of the Common Shares during the last 20 trade days of CAE's fiscal year has appreciated by a minimum annual compounded growth equal to the Bank of Canada 10-year risk-free rate of return on the grant date plus 3.5% over the vesting period; or 2. 50% of the units, if the average closing price of the Common Shares during the last 20 trade days of CAE's fiscal year has met or exceeded the performance of the Standard & Poor Aerospace and Defence Index, adjusted for dividends, over the vesting period.

RSUs granted pursuant to the 2011 RSUP in FY2011 vest over the three years as follows:

1.	A target rate of 1/6th of the granted units for each of the three years subject to the attainment (or not) of the TSR Relative performance for each of the three years
2.	A target rate of 1/2 of the granted units at the end of the third year subject to the attainment (or not) of the TSR Relative performance over the three year period.

The TSR Relative Performance means relative annual performance of CAE’s Total Shareholder Return vs. the Total Shareholder Return of the S&P Aerospace & Defence Select Industry Index for the given period. Depending on the TSR Relative Performance, the target rate of granted units will be multiplied by the factors indicated in the following table:

Annual TSR Relative Performance	Factor
1st Quartile (0-25th percentile) and below	0%
2nd Quartile (26th – 50th percentile)	50% - 98%
3rd Quartile (51st – 75th percentile)	100% - 148%
4th Quartile (75th – 100th percentile) and above	150%

Vesting between the S&P ADI Performance quartiles is pro-rated on a linear progression from 0% to 150% for performance commencing in the second quartile and until reaching the fourth quartile. RSUP participants are entitled to receive their vested RSUs at the average fair market value for the 20 trading days preceding the final vesting date of the grant.

     For RSUP plans in effect prior to FY2011 and in the case of an RSU holder's retirement, all units continue to vest. In the case of an RSU holder's long-term disability, death or involuntary termination, one third of the units will vest at each anniversary of the grant while the holder is employed with CAE. Unvested units will be forfeited. In all above events, vested

CAE / PROXY INFORMATION CIRCULAR

units will be paid subject to the performance conditions of the RSUP being met. In the case of a change of control of CAE, all units vest and are payable based on the Common Share closing price on that date.

     For the FY2011 RSUP, in the case of an RSU holder's retirement, all units continue to vest and are paid out on the third anniversary date of the grant at the average fair market value for the 20 trading days preceding such date. In the case of an RSU holder's long-term disability, death or involuntary termination, vesting ceases and any vested units will be paid at the average fair market value for the 20 trading days preceding the event. Unvested units will be forfeited. In the case of a change of control of CAE, all unvested units vest at median or according to the TSR Relative Performance as of such date, whichever is greater, and are payable based on the Common Share closing price on that date.

DEFERRED SHARE UNIT PLAN

CAE has a Deferred Share Unit Plan (“DSUP”) for executives under which an executive may elect to receive any cash incentive compensation in the form of Deferred Share Units (“DSUs”). The Plan is intended to enhance CAE's ability to promote a greater alignment of interests between executives and the shareholders of CAE, as well as to provide an alternate avenue for attaining prescribed share ownership levels for executives. A DSU is equal in value to one Common Share of CAE. The units are issued on the basis of the average closing board lot sale price per share of Common Shares on the TSX during the last 10 days on which such shares traded prior to the date of issue. The DSUs also accrue dividend equivalents payable in additional units in an amount equal to dividends paid on Common Shares. Upon or within a defined period following termination of their employment, DSU holders are entitled to receive the fair market value of the equivalent number of Common Shares.

EXECUTIVE SHARE OWNERSHIP POLICY

Under CAE's share ownership policy, each key executive is expected to own a minimum number of Common Shares and/or units under the DSUP and LTUP. The value of the required holding in Common Shares and/or units under the DSUP and LTUP represents 500% of the CEO's annual salary, 150% for the Group Presidents and the CFO and 100% of other Vice Presidents' annual salary. The required holding may be acquired over a five-year period from the date of hire or promotion into the executive position. This policy encourages all key executives to hold a meaningful ownership interest in CAE to further align management and shareholder interests.

     As of March 31, 2010, all of the Named Executive Officers hold CAE shares and/or units under the DSUP and LTUPs valued in excess of the ownership policy except for the newly-appointed CEO Mr. Parent, who is in the process of attaining his new target of 500% of his annual salary. The table below sets out the number and value of shares held, the value of shares required to meet the ownership guidelines, and the value of shares held as a multiple of the Named Executive Officer's base salary.

NAMED EXECUTIVE OFFICER	NUMBER OF SHARES/UNITS HELD	VALUE OF SHARES/UNITS HELD[1]	VALUE REQUIRED TO MEET GUIDELINES	VALUE HELD AS MULTIPLE OF SALARY
M. Parent	212,998	$2,112,940	$3,300,000	3.2
J. Roberts	283,827	$2,815,564	$690,000	6.1
M. Gagné	136,431	$1,353,396	$540,000	3.8
A. Raquepas	138,719	$1,376,092	$556,500	3.7
N. Leontidis	156,070	$1,548,214	$302,120	5.1
1 Assumes, for deferred share units and long-term incentive units, that all grants of same have fully vested.

EMPLOYEE STOCK PURCHASE PLAN BENEFITS

Under the CAE Employee Stock Purchase Plan, employees and officers may make a contribution towards the purchase of Common Shares of up to 18% of their base salary. Under the plan, CAE makes a matching contribution on the first $500 contributed and contributes $1 for every $2 on additional employee contributions, to a maximum of 3% of the participant's base salary.

TERMINATION AND CHANGE OF CONTROL BENEFITS

Pension Benefits

In Canada, eligible employees participate in the Retirement Plan for Employees of CAE Inc. and Associated Companies. Vice President level and higher executives participate in the Pension Plan for Designated Executive Employees of CAE Inc. and

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Associated Companies (the “Designated Pension Plan”), and in the Supplementary Pension Plan of CAE Inc. and Associated Companies (the “Supplementary Pension Plan”). The Designated Pension Plan is a defined benefit plan to which only CAE contributes. Pensions payable under the Supplementary Pension Plan are paid directly by CAE. See “Executive Compensation – Pension Plan Benefits” for details about the value of the accrued benefit to each of the Named Executive Officers. Except as discussed in “Change in Control Contracts” and, in respect of the CEO, in “Executive Compensation –Pension Plan Benefits” below, CAE does not generally grant extra years of credited service under our pension plans. Receipt of pension benefits under the Supplementary Pension Plan is conditional upon the compliance with a non-competition and non-solicitation clause.

Change in Control Contracts

CAE is a party to agreements with nine executive officers, including the Named Executive Officers, pursuant to which such executives are entitled to termination of employment benefits following a change of control of CAE where the executive's employment is expressly or impliedly terminated without cause within two years following the change of control. In such case, the executive is entitled to 24 months of annual compensation (salary, short-term incentive plan, bonus and benefits, payable as a lump sum), payment for long-term incentive deferred share units, the immediate vesting of supplementary credited service for the purposes of any pension or retirement income plans, vesting of all options which vest within two years from the date of the termination or resignation of the executive and extension of the exercise period for the options to permit the executive to exercise such options within the 24 months from the date of termination or resignation.

     A change of control for the above purposes is defined to include any event as a result of or following which any person beneficially owns or exercises control or direction over voting securities carrying 35% or more of the votes attached to all outstanding voting securities of CAE; certain events which result in a change in the majority of the Board of Directors; and a sale of assets to an unaffiliated party at a price greater than or equal to 50% of CAE's market capitalization. See “Executive Compensation – Termination and Change of Control Benefits” for a summary of the impact of various events on the different compensation programs for the NEOs and details about the approximate incremental value that could have been realized by an NEO following termination or a change of control event.

Determination of the NEOs' Compensation

PRESIDENT AND CEO

The salary of the President and Chief Executive Officer (“CEO”) is determined in accordance with CAE's salary philosophy and policy, and is reviewed and approved annually by the independent members of the Board of Directors. Benchmark data demonstrates that the CEO's total direct compensation (base salary, short-term and long-term incentive and other compensation) falls within CAE's compensation policy See also Appendix A, under “Compensation”. In the event of a material financial mistatement as a result of fraudulent or intentional misconduct, the Board may request of the CEO a full or partial reimbursement of any incentive compensation paid or awarded to him by CAE.

Short-Term Incentive Awards Program

CAE has an executive short-term incentive program. See “Annual Short-Term Incentive Awards”. The short-term incentive program as it pertains to the President and CEO focuses on the attainment of pre-determined earnings per share and economic value creation targets at CAE's consolidated level. The actual amount of any short-term incentive award to the CEO is determined based on a combination of the annual plan targets achievement level and the discretion of the Board of Directors.

The CEO's targets and objectives for FY2010 included, on a pre-restructuring basis, the following:

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1. Meet and exceed annual operating plan financial objectives ($Millions, except EPS)
	TARGET	ACHIEVED
	$ $
Revenue	1,730.6	1,526
Profit	162.5	169
Order Intake	1,822	1,575
Free Cash Flow	210.6	205
Economic Value Creation	75.4	89.9
Earnings Per Share	0.64	0.66

2.	Execute growth initiatives
Enable growth through acquisitions
Deploy new full-flight simulators to flight training centres' network
Execute new training strategies
Continue to grow military and civil business segments
Further develop CAE Heathcare and mining initiatives
3.	Technology/Process
Implement ERP system in Montreal operations
Ensure succession plan in place for key technical resources
4.	Conclude restructuring exercise
5.	Capital Markets and Public Affairs
Engage with investor community
Improve communications to the market and expand shareholder base internationally
Enhance public understanding of military business

     Mr. Parent was considered by the Board to have met his objectives. For FY2010, Mr. Parent received a short-term incentive award of $1,000,000 based on the short-term incentive formula for earnings per share and economic value creation, as described under Annual Short-Term Incentive Awards, having been exceeded, as well as his other accomplishments. The level of achievement was 128% against the STIP plan performance target, and his bonus payment, based as well on the Board's discretion, represented 152% of the bonus target.

     CAE's out-going CEO, Mr. Robert Brown, who retired as of September 30, 2009, continued as advisor until the beginning of January 2010 and was considered by the Board to have met his objectives. For FY2010, Mr. Brown received a pro-rated short-term incentive award of $832,640. His bonus payment represented 100% of the pro-rated bonus target.

Long-Term Incentive Awards Program

The President and CEO is eligible to be granted stock options and to participate in both the FY 2005 Deferred Share Unit Plan and the Restricted Share Unit Plan, in the ratio of 40% options, 40% RSUs and 20% FY 2005 LTUs.

     In FY2010 Mr. Parent was granted 1,655,000 options, 63,374 FY2005 LTUs and 63,374 RSUs. Of the 1,655,000 options granted, 1,465,400 were upon his appointment as CEO. This initial option grant as CEO covers a three year period and is equal to three times the maximum annual stock option grant value plus three times the maximum annual FY2005 LTU grant value. As a result of his initial grant, no further options or FY2005 LTUs will be granted to Mr. Parent until the FY2014 annual long-term incentive grant. Mr. Parent's package was designed to align his interests most closely with share value appreciation, and involves more risk to him given the three-year waiver of FY2005 LTU grants. During the next three years, RSUs will be granted annually to the CEO with a 40% weighting of his target long-term incentive plan value.

In FY2010 Mr. Brown received a grant of 500,000 options.

ALL OTHER NEOS

The total compensation of all other NEOs is determined in accordance with CAE's salary philosophy and policy, and is reviewed and approved annually by the HR Committee of the Board of Directors upon recommendation of the President and CEO.

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Benchmark data demonstrates that the total direct compensation of NEOs (base salary, short-term and long-term incentive and other compensation) falls within CAE's compensation policy and is generally at the third quartile (75th percentile) of the comparator group reflecting the performance of the Corporation and these NEOs. The HR Committee also approves short-term incentive bonus target and long-term incentive award target including the specific amount of options to be issued to the NEOs under the ESOP. For more details on the factors considered in the determination of NEOs' compensation, including in respect of grants of option-based awards, see “Compensation Discussion and Analysis – Compensation Philosophy” and “Compensation Discussion and Analysis – Elements of Compensation”. See also Appendix A, under “Compensation”.

Objectives for each of the NEOs have been set at the beginning of FY2010. In addition to having been regularly reviewed by the President and CEO during the financial year, the NEOs' performance against those objectives was also reviewed at the end of FY2010. The performance assessment was made by the President and CEO and reviewed by the HR Committee. For FY2010, each of Messrs. Roberts, Gagné, Raquepas and Leontidis has met or exceeded his respective previously set objectives, and has received a bonus pay-out of between 141-154% of his target bonus.

Performance Graph

The following graph compares the cumulative shareholder return of the Common Shares with the cumulative returns of each of the S&P/TSX Composite Index and the S&P Aerospace & Defense Index (an index of U.S. listed companies operating in CAE's market sectors) for a five-year period commencing March 31, 2005.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN OF CAE INC. VS. S&P/TSX COMPOSITE INDEX AND S&P AEROSPACE & DEFENSE INDEX

	2005	2006	2007	2008	2009	2010
CAE Inc.	$100	$156	$221	$198	$133	$174
S&P/TSX Composite Index	$100	$128	$143	$149	$101	$143
S&P Aerospace & Defense Index	$100	$120	$139	$146	$85	$145

Assumes $100 invested in Common Shares traded on the Toronto Stock Exchange on March 31, 2005. Values are as at the last trading date during the month of March in the specified years and from the S&P/TSX Composite Total Return Index and S&P Aerospace & Defense Total Return Index, which assume dividend reinvestment.

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PAY FOR PERFORMANCE LINKAGE

The following table compares the compensation of the NEOs with the return on the CAE Common Shares performance and the above cumulative total return chart (but only in respect of FY2006 to FY2010) and using the NEOs' total compensation disclosed under “Executive Compensation – Summary Compensation Table”.

The FY2010 NEO total compensation includes an overlap period between two CEOs.

Pay for Performance Linkage	2010	2009	2008
Market Capitalization (as of March 31)	$2.545 billion	$1.95 billion	$2.95 billion
Return on equity	12.4%	18.3%	17.6%
Total shareholders return – three-year compounded annual growth rate	(13.3%)	(2.3%)	18.6%
Diluted earnings per share	0.56	$0.78	$0.60
Diluted earnings per share excluding restructuring	0.66

Human Resources Committee Interlocks and Insider Participation

No member of CAE's HR Committee was an officer or employee of CAE or any of its subsidiaries at any time during FY2010. No executive officer of CAE serves on the Board of Directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of CAE's Board.

Submitted on behalf of the HR Committee: Lawrence N. Stevenson, Chairman, Brian E. Barents, E. Randolph Jayne II, John Manley and Lynton R. Wilson.

INDEBTNESS OF DIRECTORS AND EXECUTIVE OFFICERS

CAE does not offer its Directors or executive officers loans. CAE and its subsidiaries have not given any guarantee, support agreement, letter of credit or similar arrangement or understanding to any other entity in connection with indebtedness of CAE's Directors or executive officers.

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EXECUTIVE COMPENSATION Summary Compensation Table

The first of the following tables provides a summary of compensation earned during the last three fiscal years ending March 31, 2010 by the Chief Executive Officer, the former Chief Executive Officer, the Chief Financial Officer and the three most highly compensated policy-making executives who served as executive officers of CAE or its subsidiaries at March 31, 2010 (collectively, “Named Executive Officers” or “NEOs).

					NON-EQUITY INCENTIVE PLAN COMPENSATION

NAME AND PRINCIPAL POSITION	YEAR	SALARY	SHARE-BASED AWARDS 1	OPTION- BASED AWARDS 2	ANNUAL INCENTIVE PLANS 3	LONG- TERM INCENTIVE PLANS	PENSION VALUE 4	ALL OTHER COMPENSATION 5	TOTAL COMPENSATION
		$	$	$	$	$	$	$	$
M. Parent[6]	2010	598,846	754,151	4,292,305	1,000,000	0	591,000	51,960	7,288,262
President and Chief Executive	2009	495,000	601,243	431,431	717,235	0	326,000	67,787	2,638,696
Officer	2008	433,333	570,647	444,458	633,600	0	175, 000	66,837	2,323,875

R.E. Brown	2010	983,747	0	949,500	832,639	0	1,206,000	187,732	4,159,618
Former President and Chief	2009	1,090,000	0	0	2,640,000	0	2,342,000	102,000	6,174,000
Executive Officer
	2008	1,030,000	3,321,250	2,299,553	4,496,000	0	3,503,000	149,341	14,799,144

A. Raquepas	2010	363,865	399,697	190,850	314,645	0	68,000	54,703	1,391,760
Vice President, Finance and
Chief Financial Officer	2009	367,500	387,925	278,342	534,240	0	212,000	58,392	1,838,399
	2008	344,167	363,135	282,845	504,000	0	177,000	45,123	1,716,270
J. Roberts	2010	451,154	619,490	295,864	1,282,201	0	109,000	73,787	2,831,496
Group President, Civil
	2009	456,667	601,243	431,431	662,400	0	248,000	89,327	2,489,068
Simulation Products, Training
and Services	2008	433,333	570,647	444,458	633,600	0	198,000	88,234	2,368,272
M. Gagné[7]	2010	354,952	387,857	185,153	333,072	0	127,000	56,433	1,444,467
Group President, Military,
Simulation Products, Training	2009	315,000	205,864	147,595	344,376	0	234,000	50,791	1,297,626
and Services	2008	280,833	184,815	143,952	314,253	0	153,000	54,027	1,130,880
N. Leontidis	2010	296,310	203,431	97,229	232,935	0	61,000	62,673	953,578
Executive Vice President,	2009	300,183	197,449	141,735	233,879	0	169,000	59,508	1,101,754
Strategy and Business
Development	2008	288,333	188,383	146,711	304,655	0	120,000	79,412	1,127,494

1

Represents the value of share-based awards granted under the Restricted Share Unit Plan and the Long-Term Incentive Deferred Share Unit Plan – FY2005, which is determined based on the grant date fair value of the award in accordance with Canadian Institute of Chartered Accountants Handbook Section 3870.

Note that actual value received, if any, will differ. The value of each LTU is set to CAE's closing share price on the date of grant. The value of each RSU is evaluated using stochastics simulations of share price performance, and generally represent between 55% and 100% of CAE's closing share price on the date of grant, depending on the grant's performance criteria, in accordance with the following assumptions:

	2010	2009	2008
Expected volatility CAE	36.4%	28.2%	28.9%
Expected volatility index	31.4%	17.9%	13.4%
Risk-free interest rate	2.0%	4.0%	4.0%
Correlation CAE to index	0.47	0.35	0.23

2

Represents the value of option-based awards granted under the Employee Stock Option Plan, which is determined based on the grant date fair value of the award in accordance with Canadian Institute of Chartered Accountants Handbook Section 3870. Note that actual value received, if any, will differ. The value of each option is determined using the Black Scholes model under the following assumptions:

	2010 - August	2010 - May	2009	2008
Dividend yield	1.41%	1.70%	0.89%	0.28%
Expected volatility	36.0%	36.0%	29.0%	33.0%
Risk-free interest rate	2.35%	3.0%	3.5%	4.64%
Expected option term	4	4	4	4

3

Represents the Short-Term Incentive Plan bonus earned in each fiscal year and paid in the first quarter of the following year. The amount shown for Mr. Brown in 2008 includes a special bonus of $2,000,000 granted for exceptional performance, which was paid early in FY2009. The amount shown for Mr. Roberts in 2010 includes the GP Retention Plan pay-out of $892,075 described under Annual Short-term Incentive Awards.

4

The pension value shown corresponds to the compensatory value reported in the Defined Benefit Plan Table and includes the service cost and the impact of the increase in earnings in excess of actuarial assumptions.

5

All other compensation comprises other benefit expenses and allowances paid by CAE, and includes amongst others: car leases or allowances and car operating expenses; Health Spending Account; club memberships; and amounts paid in respect of the NEOs participation in the CAE Employee Stock

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Purchase Plan. For Mr. Parent, the amount shown in 2010 includes $27,046 in automobile expenses. For Mr. Brown, the amount shown in 2010 includes $24,470 in automobile expenses, transfer of automobile ownership following his retirement for a net value of $59,800 and a $30,000 employer contribution to the ESPP. For Mr. Raquepas, the amount shown in 2010 includes $30,788 in automobile expenses. For Mr. Roberts, the amount shown in 2010 includes $31,872 in automobile expenses, and a $13,535 employer contribution to the ESPP. For Mr. Gagné, the amount shown in 2010 includes $29,799 in automobile expenses. For Mr. Leontidis, the amount shown in 2010 includes $33,249 in automobile expenses and an $8,889 employer contribution to the ESPP.

6

Included in the value of the CEO's Option Based Awards is his initial grant of 1,465,400 options, representing three years of his option and FY 2005 LTU grants (see “Determination of the NEOs' Compensation – President and CEO”). Mr. Parent was appointed Chief Operating Officer on November 13, 2008 and President and CEO on October 1, 2009.

7	Mr. Gagné was appointed Group President, Military Products, Training and Services on April 1, 2009.

SALARY

The salary earned by each of our NEOs in FY2010 is consistent with our compensation policies as discussed in “Compensation Discussion and Analysis – Elements of Compensation”.

RSU, LTU AND OPTION AWARDS

For a description of the applicable formulas in determining the grants of RSUs, LTUs and options under our Restricted Share Unit Plan, FY 2005 Long-Term Incentive Deferred Share Unit Plan and our ESOP, see “Compensation Discussion and Analysis – Restricted Share Unit Plan, Long-Term Incentive Deferred Share Unit Plans and Stock Options”.

ANNUAL INCENTIVE PLAN COMPENSATION

     Amounts reported in the Summary Compensation Table under Annual Incentive Plan reflect the amounts paid pursuant to our Short-Term Incentive Plan in respect of FY2010. The amount of each NEOs' award is generally equal to the officer's award percentage, as determined by CAE's attaining, or not, financial targets based on economic value created (EVC) and earnings per share (EPS), multiplied by the officer's salary and taking into consideration individual performance objectives. See “Compensation Discussion and Analysis – Annual Short-Term Incentive Awards” for further details.

Incentive Plan Awards

The following tables provide information relating to each option-based award and all share-based awards to the NEOs granted in FY2010, outstanding as at March 31, 2010, as well as the value vested or earned during FY2010 in respect of such incentive plan awards.

EQUITY-BASED AWARDS GRANTED IN FY2010
NAME	AWARD TYPE	AWARD DATE	NUMBER OF SECURITIES, UNITS OR OTHER RIGHTS	PAYOUT OR EXPIRATION DATE	SHARE PRICE ON DATE OF GRANT 4	PERFORMANCE OR VESTING CONDITION

M. Parent	RSU[1]	19/05/2009	63,374	19/05/2012	7.29	Note 1
	LTU[2]	19/05/2009	63,374	Termination	7.29	Note 2
	Stock Option[3]	19/05/2009	189,600	18/05/2015	7.29	Note 3
	Stock Option[3]	12/08/2009	1,465,400	11/08/2015	7.60	Note 3
R.E. Brown	RSU[1]	–	Nil	–		–
	LTU[2]	–	Nil	–		–
	Stock Option[3]	19/05/2009	500,000	18/05/2015	7.29	Note 3
A. Raquepas	RSU[1]	19/05/2009	33,588	19/05/2012	7.29	Note 1
	LTU[2]	19/05/2009	33,588	Termination	7.29	Note 2
	Stock Option[3]	19/05/2009	100,500	18/05/2015	7.29	Note 3
J. Roberts	RSU[1]	19/05/2009	52,058	19/05/2012	7.29	Note 1
	LTU[2]	19/05/2009	52,058	Termination	7.29	Note 2
	Stock Option[3]	19/05/2009	155,800	18/05/2015	7.29	Note 3
M. Gagné	RSU[1]	19/05/2009	32,593	19/05/2012	7.29	Note 1
	LTU[2]	19/05/2009	32,593	Termination	7.29	Note 2
	Stock Option[3]	19/05/2009	97,500	18/05/2015	7.29	Note 3
N. Leontidis	RSU[1]	19/05/2009	17,095	19/05/2012	7.29	Note 1
	LTU[2]	19/05/2009	17,095	Termination	7.29	Note 2
	Stock Option[3]	19/05/2009	51,200	18/05/2015	7.29	Note 3

1

Awards of restricted share units under the Restricted Share Unit Plan (see Compensation Discussion & Analysis section for details). Under this plan, 100% of the units will be paid if, on March 31, 2012, the Common Share price has reached an average closing price of $8.84 during the last 20 trading days of CAE's

26

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fiscal year. Should the average be lower than $8.84, then 50% of the units will be paid if CAE stock performance over the same period meets or exceeds the S&P Aerospace and Defense Index performance.

2

Awards of deferred share units under the Long-Term Incentive Deferred Share Unit Plan – FY2005 (see Compensation Discussion & Analysis section for details). Under this plan, vested units will be paid out following the termination of employment of the executive based on the Common Share price on that date.

Units vest over five years' time; accelerated vesting happens in limited circumstances (long-term disability, retirement, take over bid or death). Dividend equivalents are paid on FY2004 and FY2005 LTUs, in the form of incremental units.

3

Awards of stock options under the Employee Stock Option Plan (see Compensation Discussion & Analysis section for details). Under this plan options were granted with an exercise price equal to the average closing market price per Common Share on the TSX on the five days trading day immediately preceding the grant date. At each of the first four anniversaries of the grant, 25% of the award vests and becomes exercisable.

4	The share price on grant date is equal to the weighted average price of the Common Shares on the TSX on the five days immediately preceding the award.

OUTSTANDING SHARE-BASED AWARDS AND OPTION-BASED AWARDS
			OPTION-BASED AWARDS		SHARE-BASED AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS	OPTION EXERCISE PRICE 1	OPTION EXPIRATION DATE	VALUE OF UNEXERCISED IN-THE- MONEY OPTIONS 2	NUMBER OF SHARES OR UNITS OF SHARES THAT HAVE NOT VESTED 3	MARKET OR PAYOUT VALUE OF SHARE- BASED AWARDS THAT HAVE NOT VESTED 4
	#	$	$	$	#	$
M. Parent	1,465,400	7.60	11/08/2015	3,399,728
	189,600	7.29	18/05/2015	498,648
	117,800	13.18	19/05/2014	–
	96,640	14.10	03/06/2013	–
	91,600	9.12	22/05/2012	73,280
	97,500	4.96	31/01/2011	483,600
	Total			4,455,256	234,243	2,247,685
R. E. Brown	500,000	7.29	18/05/2015	1,315,000
	500,000	14.10	03/06/2013	–
	Total			1,315,000	–	–
A. Raquepas	100,500	7.29	18/05/2015	264,315
	76,000	13.18	19/05/2014	–
	61,500	14.10	03/06/2013	–
	57,800	9.12	22/05/2012	46,240
	Total			310,555	135,948	1,301,822
J. Roberts	155,800	7.29	18/05/2015	409,754
	117,800	13.18	19/05/2014	–
	96,640	14.10	03/06/2013	–
	91,600	9.12	22/05/2012	73,280
	77,400	5.83	13/05/2011	316,566
	Total			799,600	217,639	2,082,977
M. Gagné	97,500	7.29	18/05/2015	256,425
	40,300	13.18	19/05/2014	–
	31,300	14.10	03/06/2013	–
	14,900	9.12	22/05/2012	11,920
	Total			268,345	104,090	1,011,285
N. Leontidis	51,200	7.29	18/05/2015	134,656
	38,700	13.18	19/05/2014	–
	31,900	14.10	03/06/2013	–
	31,800	9.12	22/05/2012	25,440
	Total			160,096	73,638	705,088

1

Pursuant to the terms of the plan, options under the ESOP granted before FY2009 were granted with an exercise price equal to the closing market price per Common Share on the TSX, in each case on the trading day immediately preceding the grant date and options under the ESOP granted since FY2009, were granted with an exercise price equal to the weighted average price of the Common Shares on the TSX on the five days immediately preceding the day on which the options are granted.

CAE / PROXY INFORMATION CIRCULAR

2

Options are in-the-money if the market value of the Common Shares covered by the options is greater than the option exercise price. The value shown is equal to the excess, if any, of the Common Share closing price on March 31, 2010 ($9.92) over the option's exercise price. The actual value realized will be based on the actual in-the-money value upon exercise of the options, if any. The options vest at 25% per year commencing one year after the date of grant.

3	Represents the aggregate number of units that have not met all performance or employment conditions for payment.
4

Payout value is established based on a Common Share closing price on March 31, 2010 ($9.92) for LTUs and based on values of $16.15 and 8.84 for RSU grants payable May 2011 and May 2012 respectively which correspond to the target price of the awards. RSUs that might have vested in May 2010 are excluded from this table as they did not meet the performance measures and were not paid out.

INCENTIVE PLAN AWARDS – VALUE VESTED OR EARNED DURING THE YEAR

The following table shows the value that was vested or earned by Named Executive Officers during FY2010 in respect of incentive plans.

NAME	OPTION-BASED AWARDS – VALUE VESTED DURING THE YEAR 1	SHARE-BASED AWARDS – VALUE VESTED DURING THE YEAR 2	NON-EQUITY INCENTIVE PLAN COMPENSATION – VALUE EARNED DURING THE YEAR 3
	$	$	$
M. Parent	0	189,315	848,100
R. E. Brown	0	0	832,639
A. Raquepas	0	119,287	314,645
J. Roberts	27,671	209,954	1,282,201
M. Gagné	14,300	81,563	333,072
N. Leontidis	17,482	101,359	232,935

1

The value of potential gains from options that vested during FY2010. These generally include the portion of the options that were awarded in the last four fiscal years that vested in the year. The potential gains are calculated as the excess, if any, of the closing price of Common Shares on each of the option vesting dates in FY2010 over the exercise price. The actual value realized, if any, will differ and will be based on the Common Share price on the actual exercise date.

2

The value of share units that vested during FY2010 is calculated based on the closing price of Common Shares on each of the unit vesting dates. These generally include the portion of units under the Long-Term Incentive Deferred Share Units Plan – FY2005 that were awarded in the last five fiscal years that vested in the year for which payment is deferred to the termination of employment.

3

The incentive award earned in respect of the FY2010 which was paid out in the first quarter of FY2011 under the Annual Short-Term Incentive Plan except for Mr. Brown who received his bonus in December 2009. The amount shown for Mr. Roberts also includes the GP Retention Plan bonus of $892,075 described under Annual Short-term Incentive Awards.

Pension Plan Benefits

The NEOs are members of the Designated Pension Plan and the Supplementary Pension Plan. The amounts payable under these arrangements are based on “average annual earnings” which are calculated on the basis of the 60 highest-paid consecutive months of base salary and short-term incentives.

     CAE is obligated to fund or provide security to ensure payments under the Supplementary Pension Plan upon retirement of the executive. CAE has elected to provide security by obtaining for retired executives letters of credit for a trust fund established for those executives who have retired. As of FY2010 and in consideration of the Executives agreeing to certain reduction of rights under their Change of Control Agreement, CAE has secured certain of the NEOs' pension benefits by a letter of credit for a trust fund established for the Executive.

     The Supplementary Pension Plan provides a pension benefit upon normal retirement at age 65 so that the total pensions payable under CAE's pension arrangements will result in an annual pension equal to 2% of average annual earnings (being the five-year top average salary and short-term incentive compensation, the latter calculated for non-CEO NEOs at the higher of actual or target bonus) for each year of pensionable service, assuming no limitation on the amount paid from a registered pension plan imposed by Canadian tax legislation. The CEO's short term incentive compensation used for the purpose of determining his average annual earnings is the target bonus. His maximum annual pension benefit is limited to one million fifty thousand dollars. Executives may retire from the company from age 60 with full pension entitlement. The benefits listed in the table are not subject to deduction for social security or other offset amounts such as Canada Pension Plan or Québec Pension Plan amounts. Based on his employment contract, Mr. Brown's pensionable service was calculated as 1.5 times continuous service until June 1, 2007 and thereafter, following an agreement on the continuation of his mandate, was calculated at 2.5 times continuous service up to September 30, 2009 from which time it was calculated at 1.5 times continuous service for the remainder of his employment to January 4, 2010.

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DEFINED BENEFIT PLANS TABLE

The following table sets forth the credited years of pensionable service and the present value of the Named Executive Officers' accumulated benefits as at March 31, 2010 under the Designated Pension Plan and the Supplementary Pension Plan in connection with retirement.

		ANNUAL BENEFITS PAYABLE
NAME	NUMBER OF YEARS CREDITED SERVICE	AT MARCH 31, 2010	AT AGE 65	ACCRUED OBLIGATION AT START OF YEAR	COMPENSATORY CHANGE 1	NON- COMPENSATORY CHANGE 2	ACCRUED OBLIGATION AT YEAR END 3

	#	$	$	$	$	$	$
M. Parent[4]	5.17	100,600	482,000	602,000	591,000	248,000	1,441,000
R. E. Brown[5]	10.58	746,000	746,000	6,795,000	1,206,000	940,000	8 941,000
A. Raquepas	9.50	136,800	356,000	671,000	68,000	159 ,000	898,000
J. Roberts	6.92	126,800	322,000	685,000	109,000	143,000	937,000
M. Gagné	9.08	96,500	210,000	755,000	127,000	227,000	1,109,000
N. Leontidis	10.00	88,700	236,000	629,000	61,000	121,000	811,000

1

The change in benefit obligation that is compensatory includes the service cost and the increase in earnings in excess or below what was assumed. The service cost is the estimated value of the benefits accrued during the calendar year.

2

The change in benefit obligation that is not compensatory includes interest cost, change in assumptions and gains and losses other than for a difference in earnings and the increase in the discount rate used to value the pension plans which decreased the accrued obligation.

3

The present values of the accumulated benefits reported in the above table are calculated in accordance with the assumptions used for financial reporting purposes. See Note 24 to our consolidated financial statements for the fiscal year ended March 31, 2010. The total present value of accumulated benefits in our financial statements is calculated in accordance with Canadian GAAP.

4

CAE has agreed with Mr. Parent to hold him harmless from the loss of certain pension entitlements with his former employer. This obligation decreases correlatively with the increase in Mr. Parent's pension entitlement with CAE, and is expected to cease in several years.

5

Under this agreement, Mr. Brown was credited additional years of service in the Supplemental Plan. His actual service was 5.4 on March 31, 2010. Additional annual benefits payable to Mr. Brown from additional service represents an annual benefit of $358,300 on March 31, 2010, which is included in the above figures.

For additional information about the Designated Pension Plan and the Supplementary Pension Plan, see “Compensation Discussion and Analysis – Termination and Change of Control Benefits”.

Payments Made Upon Termination

CAE has a contractual arrangement with each Named Executive Officer in the event of a change of control of the Corporation. The various compensation plans applicable to the NEOs also contain different provisions that apply upon termination of employment or change of control of the Corporation. CAE does not have a formal policy for providing severance payment in the case of termination of employment but may provide severance payments and benefits as required by law.

     The following is a summary of compensation that NEOs are entitled to receive upon the occurrence of specific events of termination.

COMPENSATION	RESIGNATION	INVOLUNTARY	RETIREMENT	CHANGE OF CONTROL[1]	TERMINATION
PROGRAMS		TERMINATION			FOR CAUSE

Annual Short-Term	Forfeit	Partial payment based on	Partial payment based	Two times the greater of	Forfeit
Incentive		performance	on performance	average three-year bonus or
target bonus
Stock Options	30 days to exercise 30 days to exercise vested		30 days to exercise	All options become vested	All unvested
Vesting of 25% on each	vested options	options	vested options		options are
anniversary			Continued vesting with		forfeited
30 days following
vesting date to
exercise
Restricted Share Units	All units are	Vested units will be paid	All units will be paid out	All units become vested and	All units are
Vesting of 33% on each	forfeited	out as scheduled subject to	as scheduled subject to	payable at the closing price	forfeited
anniversary		performance criteria	performance criteria	on the change of control date
Deferred Share Units	All units are	Vested units are paid out	All units become	All units become vested	All units are
Grants prior to 04/2004	forfeited		vested		forfeited
Vesting of 25% on each
anniversary
Deferred Share Units	Vested units are	Vested units are paid out	All units become	All units become vested	Vested units
Grants from 04/2004	paid out		vested		are paid out
Vesting of 20% on each
anniversary

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COMPENSATION	RESIGNATION	INVOLUNTARY	RETIREMENT	CHANGE OF CONTROL[1]	TERMINATION
PROGRAMS		TERMINATION			FOR CAUSE

Supplemental Pension	–	–	–	Immediate vesting and two	–
Plan				years of additional service in
case of termination[2]
Severance payments	–	–	–	Severance amount[3] in case	–
under Change of Control				of termination[2]
Agreements

1

Change of control is defined in the Change of Control Agreements between CAE and each Named Executive Officer. A change of control may be triggered by a number of events, notably an acquisition by a person of 20% of CAE's voting rights which is accompanied by a change in the composition of the Board, an acquisition by a person of 35% of CAE's voting rights or an acquisition of shares representing half the equity of CAE. Compensation programs have various definitions of change of control events with different impacts on compensation. The provisions illustrated in the above table are for specific events that would provide the maximum benefits to the executives.

2

Pursuant to the Change of Control Agreements between CAE and each Named Executive Officer, following a change of control, termination is defined as an involuntary termination that occurs within the first two years following the change of control.

3

The severance amount is equal to two times the sum of base salary, target bonus (or actual bonus averaged over the last three years, if greater), and the sum of the value of insurance benefits and perquisites provided to the executive.

Termination and Change of Control Benefits

The following table sets forth estimates of the amounts payable to each of our Named Executive Officers upon the specified events, assuming that each such event took place on March 31, 2010. The table does not quantify benefits under plans that are generally available to salaried employees and do not discriminate in favour of executive officers, including the Retirement Plan For Employees of CAE Inc. and Associated Companies, the ordinary DSU plan and the Employee Stock Purchase Plan. In addition, the table does not include the value of outstanding equity awards that have previously vested, such as stock options, which are set forth above in “Executive Compensation – Incentive Plan Awards”. For descriptions of the compensation plans and agreements that provide for the payments set forth in the following table, including our change in control agreements, see “Compensation Discussion and Analysis – Elements of Compensation – Termination and Change of Control Benefits”.

	M. Parent	J. Roberts	A. Raquepas	M. Gagné	N. Leontidis
	$	$	$	$	$
INVOLUNTARY TERMINATION
Salary/Severance[1]	2,697,695	Undetermined[1]	Undetermined[1]	Undetermined[1]	Undetermined[1]
LTUs[2]	-	127,184	431,917	207,566	395,451
RSUs[3]	155,008	100,012	155,008	53,074	50,905
Options	0	0	0	0	0
Supplemental Plan	0	0	0	0	0
Total	2,852,703	227,196	586,925	260,640	446,356
Retirement
LTUs	1,153,992	795,778	1,533,455	736,306	778,242
RSUs	1,093,693	633,228	981,438	482,545	322,297
Options[4]	3,916,696	275,875	428,074	262,385	141,016
Supplemental Plan	0	0	0	0	0
Total	6,164,381	1,704,881	2,942,968	1,481,236	1,241,555
Termination Following Change
in Control
Salary/Severance	3,002,613	2,141,782	1,744,789	1,486,110	1,221,590
LTUs	1,153,992	795,778	1,533,455	736,306	778,242
RSUs	914,307	517,487	802,052	421,124	263,386
Options[4]	3,916,696	275,875	428,074	262,385	141,016
Supplemental Plan	179,100	173,400	96,900	232,400	92,500
Total	9,166,707	3,904,322	4,605,270	3,138,324	2,496,734

1

In the case of involuntary termination when severance is payable, it will be determined at the time of termination, taking into consideration the appropriate factors and current state of legislation and jurisprudence. Mr. Parent's severance entitlement on termination of employment other than for cause is two years' salary plus target bonus, benefits and expenses.

2

For Messrs. Roberts, Raquepas, Gagné and Leontidis who hold some FY2004 LTUs, those LTUs would not be redeemable in the case of resignation but are however redeemable in the case of involuntary termination.

30

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3

In case of involuntary termination, termination of employment is deemed to have taken place on March 31, 2010 and RSU value is calculated by multiplying the number of vested units multiplied by the performance target price of $16.15 for the grant payable in May 2011 and by the closing price of CAE Common Shares as of March 31, 2010 of $9.92 for the grant payable in May 2012.

4

Options value has been calculated by multiplying the number of options that will vest after retirement, assuming retirement as of March 31, 2010 by the closing price of the Common Shares as of March 31, 2010 of $9.92, less the applicable option exercise price.

5

The Supplementary Pension Plan benefits set forth for each Named Executive Officer reflect the incremental value of benefits for each termination event that exceeds the present value of benefits set forth in the “Pension Benefits” tables above. While only Mr. Gagné is eligible for retirement, for this purpose we have assumed that each NEO has retired at the age of 60.

6

The LTU value has been calculated by multiplying the number of units that will vest after the retirement date, assuming retirement as of March 31, 2010, and which will be redeemable within the year following the year the executive left for retirement. Value was calculated at $9.92 which represents the closing price of CAE common shares on March 31, 2010.

7

RSU value has been established by multiplying the number of units that will vest after the retirement date, assuming retirement as of March 31, 2010, by the performance target price of $16.15 for the grant payable in May 2011 and by the closing price of CAE Common Shares as of March 31, 2010 of $9.92 for the grant payable in May 2012.

8

The LTU value has been calculated by multiplying the number of units that will vest following termination upon a change of control as of March 31, 2010, and which will be redeemable within the year following the year the executive left. The value was calculated at $9.92, the closing price of CAE common shares on March 31, 2010. Note that actual value will differ.

9

RSU value has been established by multiplying the number of units that will vest following termination upon a change of control as of March 31, 2010 by the March 31, 2010 closing price of CAE Common Shares of $9.92. Note that actual value will differ.

10

Options' value has been calculated by multiplying the number of units that will vest after termination upon a change of control as of March 31, 2010 by the March 31, 2010 closing price of CAE Common Shares of $9.92, less the applicable option exercise price. Note that actual value will differ.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

No informed person (including any Director or executive officer) of CAE, any proposed Director of CAE, or any associate or affiliate of any informed person or proposed Director, had any material interest, direct or indirect, in any transaction since the commencement of CAE's most recently completed financial year or in any proposed transaction which has materially affected or would materially affect CAE or any of its subsidiaries.

OTHER MATTERS

The management of CAE is aware of no business to be presented for action by the shareholders at the Meeting other than that mentioned herein or in the Notice of Meeting.

SHAREHOLDER PROPOSALS

To propose any matter for a vote by the shareholders at an annual meeting of CAE, a shareholder must send a proposal to the Vice President, Legal, General Counsel and Corporate Secretary at CAE's office at 8585 Côte-de-Liesse, Saint-Laurent, Québec H4T 1G6 at least 90 days before the anniversary date of the notice for the previous year's annual meeting. Proposals for CAE's 2010 annual meeting must be received no later than March 19, 2010. CAE may omit any proposal from its proxy circular and annual meeting for a number of reasons under applicable Canadian corporate law, including receipt of the proposal by CAE subsequent to the deadline noted above.

ADDITIONAL INFORMATION

CAE shall provide to any person or company, upon written request to the Vice President, Legal, General Counsel and Corporate Secretary of CAE at CAE Inc., 8585 Côte-de-Liesse, Saint-Laurent, Québec H4T 1G6, telephone number 514-734-5779 and facsimile number 514-340-5530: 1. one copy of the latest Annual Information Form of CAE together with one copy of any document or the pertinent pages of any document incorporated by reference therein; 2. one copy of the 2010 Annual Report containing comparative financial statements of CAE for FY2010, together with the Auditors' Report thereon and Management's Discussion and Analysis; and 3. one copy of this Information Circular.

All such documents may also be accessed on CAE's web site (www.cae.com). Additional financial information is provided in CAE's comparative financial statements and Management's Discussion and Analysis, or on SEDAR at www.sedar.com for the most recently completed financial year.

The contents and the sending of this Information Circular have been approved by the Board of Directors of CAE.

CAE / PROXY INFORMATION CIRCULAR

DATED at Montréal, this 15th day of June, 2010

Hartland J. A. Paterson

Vice President, Legal, General Counsel and Corporate Secretary

CAE / PROXY INFORMATION CIRCULAR

APPENDIX A – STATEMENT OF CORPORATE GOVERNANCE PRACTICES

As a Canadian reporting issuer with Common Shares listed on the Toronto Stock Exchange (TSX) and the New York Stock Exchange (NYSE), our corporate governance practices are required to meet applicable rules adopted by the Canadian Securities Administrators (CSA) and of the United States Securities and Exchange Commission (SEC), as well as provisions of the rules of the NYSE and of the Sarbanes-Oxley Act of 2002 (SOX). The Board and its Corporate Governance Committee continue to monitor governance practices in Canada and the United States, and to implement changes to CAE's governance policies and practices as necessary to comply with any new rules issued by the CSA and other applicable regulatory authorities.

     Most of the NYSE's corporate governance listing standards are not mandatory for CAE as a non-U.S. company, but CAE is required to disclose the significant differences between its corporate governance practices and the requirements applicable to United States companies listed on the NYSE. Except as summarized on CAE's web site (www.cae.com), CAE is in compliance with the NYSE requirements in all significant respects. CAE also complies with those provisions of SOX and the rules adopted by the SEC pursuant to that Act that are currently applicable to CAE.

     CAE has for over 60 years maintained high standards of corporate governance. We believe that good corporate governance practices can contribute to the creation and preservation of shareholder value. The Governance Committee of the Board of Directors and CAE management continue to closely monitor all regulatory developments in corporate governance and will take appropriate action in response to any new standards that are established.

     The Board of Directors of CAE has determined that it is comprised of independent Directors, except for the CEO, as defined under the listing requirements of the NYSE and as described herein pursuant to the CSA rules, and taking into account all relevant facts and circumstances. The Board of Directors has a non-executive Chairman. With the exception of the Executive Committee of the Board, the CEO does not sit on Board Committees, and all Committees are composed of independent Directors only.

     Directors are informed of the business of CAE through, among other things, regular reports from the CEO, and reviewing materials provided to them for their information and review for participation in meetings of the Board of Directors and its Committees.

The Committees of the Board of Directors of CAE are:

  the Audit Committee (which held four meetings in FY2010; 95% aggregate Director attendance);

  the Executive Committee (no meetings were held in FY2010);

  the Corporate Governance Committee (which held three meetings in FY2010; 100% aggregate Director attendance); and

  the HR Committee (which held four meetings in FY2010; 95% aggregate Director attendance).

During FY2010, the Board of Directors held eight meetings (96% aggregate Director attendance).

     Documents and information that are stated in this appendix to be available on CAE's web site can be found at www.cae.com/en/investors/corporate.governance. In addition, any information located on the web site is also available in print to any shareholder upon request to the Corporate Secretary's Department at the address set out in this Information Circular.

The Board of Directors

The Board of Directors of CAE is responsible for choosing CAE's Chief Executive Officer and for supervising the management of the business and affairs of CAE, and its Committees have adopted mandates describing their responsibilities. The Board reviews, discusses and approves various matters related to CAE's strategic direction, business and operations, and organizational structure, including the approval of acquisitions, dispositions, investments, and financings that exceed certain prescribed limits.

     The duties of the Board of Directors include a strategic planning process. This involves the annual review of a multi-year strategic business plan that identifies business opportunities in the context of the business environment and related corporate objectives, the approval of annual operating budgets and the examination of risks associated with CAE's business.

     The Board of Directors oversees the identification of the principal risks of the business of CAE and the implementation by management of appropriate systems and controls to manage such risks. The Audit Committee reviews the adequacy of the processes for identifying and managing financial risk.

     In addition to fulfilling all statutory requirements, the Board of Directors oversees and reviews: (i) the strategic and operating plans and financial budgets and the performance against these objectives; (ii) the principal risks and the adequacy of the

CAE / PROXY INFORMATION CIRCULAR

systems and procedures to manage these risks; (iii) the compensation and benefit policies; (iv) management development and succession planning; (v) business development initiatives; (vi) the communications policies and activities, including shareholder communications; (vii) the integrity of internal controls and management information systems; (viii) the monitoring of the corporate governance system; and (ix) the performance of the CEO. The Board acts in a supervisory role and expects management to be responsible for the day-to-day operations of CAE and to implement the approved corporate objectives and strategic business plan within the context of authorized budgets, specific delegations of authority for various matters, and corporate policies and procedures. Management is expected to report regularly to the Board of Directors in a comprehensive, accurate and timely manner on the business and affairs of CAE. Any responsibility that is not delegated to senior management or to a Committee of the Board remains with the Board of Directors. The Board regularly receives and considers reports and recommendations from its Committees and, where required, from outside advisors.

     Directors are expected to attend all Board and Committee meetings in person, although attendance by telephone is permissible in appropriate circumstances. Directors are also expected to prepare thoroughly in advance of each meeting in order to actively participate in the deliberations and decisions.

Succession planning and performance monitoring

The Board of Directors has delegated to its HR Committee initial responsibility to review CAE's processes for succession planning, reviewing succession plans for key members of senior management, and monitoring the performance of senior executives except for the CEO. The Board reviews and assesses the performance of the CEO of CAE, as well as the quality and effectiveness of the senior management team. Based upon that review, the HR Committee reviews and makes a recommendation to the Board for the approval of the salary, short-term and long-term incentive award for the CEO. See also “Compensation”.

Composition and Independence of the Board

The Board has determined that 14 of the 15 nominees for election as Directors of CAE are independent within the meaning of National Instrument 58-101 and the NYSE rules; Mr. Parent (as CAE's CEO) is not considered to be independent within that meaning.

Independent Directors' Meetings

The independent Directors met separately at five of the six regularly scheduled meeting of the Board of Directors during FY2010 and at each meeting of the HR Committee and Audit Committee. At the Board meetings, the independent Directors' meetings are chaired by the non-executive Chairman; at Committee meetings, by the Chairman of that Committee. The Board has access to information independent of management through the external and internal auditors. The Board believes that sufficient processes are in place to enable it to function independently of management.

INDEPENDENT CHAIR

Mr. L. R. Wilson, the current non-executive Chairman of the Board, is responsible for ensuring that the Board of Directors discharges its responsibilities independently of management. Correspondence to the independent Directors may be sent to the attention of Mr. L. R. Wilson, at CAE's address listed in this Information Circular.

The Board and its Committees are also able to retain and meet with external advisors and consultants.

BOARD SIZE

The Board of Directors is of the view that its size (15 members) is conducive to efficient decision-making.

BOARD MANDATE

The Board, either directly or through its Committees, is responsible for the supervision of management of the business and affairs of CAE with the objective of enhancing CAE's value.

     The Board Mandate, the text of which can be found in Appendix B of this Information Circular, sets out the responsibilities to be discharged by the Board.

Position Descriptions

The position descriptions for the Chairman and the Committee Chairs are available on CAE's web site (www.cae.com).

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     The Committee Chair position description sets out the responsibilities and duties of the Chair of each Committee in guiding the Committee in the fulfillment of its duties.

     The position description for the President and Chief Executive Officer is developed with input from the CEO, and is approved by the Governance Committee and the Board of Directors. The description provides that the CEO is responsible for defining, communicating and implementing the strategic direction, goals and core values of CAE with a view to maximizing CAE's value. It also provides that the CEO is accountable to the Board for, amongst other things, formulating and executing business strategies, overseeing CAE's corporate governance structure and framework, building and maintaining a network of strategic relationships with business leaders, governmental officials and investors, developing and implementing a human resource strategy which develops leadership capabilities, and creating an organizational structure and culture that optimize and sustain high levels of performance.

     In addition, the HR Committee reviews corporate goals and objectives that the CEO is responsible for meeting each year, which are ultimately approved by the Board. The HR Committee also conducts an annual assessment of the CEO's performance in relation to those objectives and reports the results of the assessment to the Board.

Orientation and Continuing Education

The Governance Committee is responsible for overseeing and making recommendations to the Board regarding the orientation of new Directors and to establish procedures for, and approve and ensure an appropriate orientation program for new Directors. New Directors meet with CAE's executive officers, including the CEO and CFO, to discuss CAE's expectations of its Directors and to discuss CAE's business and strategic plans. New Directors also review CAE's current business plan, detailed agendas and materials of previous Board meetings. CAE management and the Governance Committee keep all Directors aware of major developments in corporate governance, important trends and new legal or regulatory requirements. Due to the experience level of CAE's Board of Director members, no formal continuing education program is believed to be required at this time but the Governance Committee will monitor both external developments and the Board's composition to determine whether such a program may become useful in the future.

     New Directors of CAE receive an induction package comprising information on CAE, its Code of Business Conduct, the Board Member's Code of Conduct and other relevant materials and executive briefing sessions. The Board also receives presentations from senior management on CAE's performance and issues relevant to the business of CAE, the industry and the competitive environment in which it operates.

Compensation

The Governance Committee of the Board annually reviews the adequacy and form of compensation (cash or stock-based) received by Directors to ensure that the compensation received by the Directors is competitive and accurately reflects the risks and responsibilities involved in being an effective Director.

     As indicated above, the HR Committee reviews and approves the design and administration of all executive compensation and benefit plans and policies for CAE other than in respect of the CEO, whose compensation arrangements are reviewed and approved by the Board of Directors based on recommendations from the HR Committee. The HR Committee is also responsible for the administration of CAE's executive pension plans, the monitoring of CAE's pension fund investments and for management development and succession planning. The HR Committee consists of L. N. Stevenson (Chairman), B. E. Barents, E. R. Jayne II, J. Manley and L. R. Wilson, all of whom are determined by the Board of Directors to be independent Directors.

Ethical Business Conduct

CAE has a Code of Business Conduct that governs the conduct of CAE's officers, employees, contractors and consultants, as well as a Board Member's Code of Conduct that governs the conduct of CAE's Directors. The Code of Business Conduct and the Board Member's Code of Conduct are available on CAE's web site (www.cae.com) and are also available in print to any shareholder upon request to the Vice President Legal, General Counsel and Corporate Secretary of CAE. See also “Committees – Governance Committee”. CAE uses Ethicspoint, a third-party whistleblower reporting service, to facilitate reporting of breaches of the Code of Business Conduct and any other misconduct. Apart from any individual reports, the Board or Audit Committee may receive from management or the whistleblower service, the Governance Committee receives an annual report from management on CAE's management's compliance with the Code of Business Conduct.

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Committees

Each of the Committees of the Board of Directors is currently composed entirely of independent Directors, except the Executive Committee (two of the three members of which are independent Directors).

EXECUTIVE COMMITTEE

During the interval between meetings of the Board of Directors, the Executive Committee may, subject to any limitations which the Board of Directors may from time to time impose and limitations provided by statute and CAE's by-laws, exercise all of the powers of the Board in the management and direction of the operations of CAE. The members of the Executive Committee are M. Parent, A. S. Fell, and L. R. Wilson (Chairman).

     Current mandates for each of the Committees as well as CAE's Corporate Governance Guidelines are available on CAE's web site (www.cae.com) and are also available in print to any shareholder upon request to the Vice President Legal, General Counsel and Corporate Secretary of CAE.

CORPORATE GOVERNANCE COMMITTEE

The Corporate Governance Committee (“Governance Committee”) is responsible for reviewing the effectiveness of the Board and CAE's corporate governance system. As part of this broad mandate, duties of the Governance Committee include: (i) reviewing with the Chairman of the Board on an annual basis the performance of the Board of Directors and its Committees; (ii) monitoring conflicts of interest, real or perceived, of both the Board of Directors and management and monitoring that CAE's Code of Business Conduct is implemented throughout CAE; (iii) reviewing methods and processes by which the Board of Directors fulfills its duties, including the number and content of meetings and the annual schedule of issues for the consideration of the Board of Directors and its Committees; (iv) reviewing the size and composition of the Board of Directors; (v) establishing selection criteria for Board members; (vi) evaluating the contribution of each Director, and recommending annually to the Board of Directors the slate of Directors (including new nominees) for shareholder approval; (vii) assessing the adequacy and form of compensation of Directors; and (viii) reviewing and approving CAE's donation policy. The Governance Committee uses the following process to select and nominate Directors; it identifies desirable skill sets, industry experience, relationships and other attributes that would assist the Board of Directors in the conduct of its responsibilities and also further CAE's interests. The Governance Committee reviews with the Chairman, CEO and other Directors possible candidates, including the existing members of the Board of Directors, which may meet some or all of such attributes. The Chairman and other Directors may then approach potential candidates not already serving as Directors to determine their availability and interest in serving on CAE's Board, and will interview those interested to determine their suitability for nomination. The potential nomination of any new Director is then reviewed with other members of the Board of Directors before a final determination to nominate them is made. The Governance Committee is responsible for reviewing, reporting and providing recommendations for improvement to the Board with respect to all aspects of corporate governance including the effectiveness of the Board and its Committees. This Committee is responsible for the Statement of Corporate Governance Practices included in this Proxy Information Circular. The Governance Committee monitors best practices among major North American companies to help ensure CAE continues to meet high standards of corporate governance.

     The Governance Committee is also responsible for: providing the Board of Directors with an appropriate succession plan for Board members; providing an orientation program for new Board members; and monitoring compliance with the Board Member's Code of Conduct.

     The members of the Governance Committee of the Board are A. S. Fell (Chairman), H. G. Emerson, J. F. Hankinson, R. Lacroix, P. J. Schoomaker and L. R. Wilson, all of whom are independent Directors.

     The Governance Committee oversees a system that enables an individual Director to engage an outside advisor at the expense of CAE in appropriate circumstances. All Committees may engage outside advisors at the expense of CAE.

AUDIT COMMITTEE

The Audit Committee is responsible for the oversight of the reliability and integrity of accounting principles and practices, financial statements and other financial reporting, and disclosure practices followed by management. The Audit Committee has oversight responsibility for the establishment by management of an adequate system of internal controls and the maintenance of practices and processes to assure compliance with applicable laws.

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     SEC rules require CAE to disclose annually whether its Board of Directors has determined that there is at least one “Audit Committee financial expert” on its Audit Committee, and if so, the name of the Audit Committee financial expert. The rules define an “Audit Committee financial expert” to be a person who has:

  an understanding of financial statements and, in the case of CAE, Canadian generally accepted accounting principles;

  the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

  experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by CAE's financial statements, or experience actively supervising one or more persons engaged in such activities;

  an understanding of internal controls and procedures for financial reporting; and

  an understanding of Audit Committee functions.

One Audit Committee member, Mr. J. F. Hankinson, has been determined by the Board to be an Audit Committee financial expert. In addition the Board, in its judgment, has determined that each other member of the Audit Committee is financially literate.

     The SEC rules also require that each member of Audit Committee be independent. In order to be considered independent for these purposes, a member may not, other than in his capacity as a member of the Audit Committee, the Board of Directors or any other Committee:

  accept any consulting, advisory or other compensatory fee from CAE or any subsidiary thereof; or

  be an affiliated person of CAE or any subsidiary thereof.

     The Board has determined that all of the Audit Committee members are “independent” as defined by the SEC and NI 58-101.

     The Audit Committee reviews, reports, and where appropriate, makes recommendations to the Board of Directors on: (i) the internal audit plan and the adequacy of the system of internal controls; (ii) the external audit plan, the terms of engagement and fees and the independence of the external auditors; (iii) the adequacy of the processes for identifying and managing financial risk; (iv) the integrity of the financial reporting process; and (v) material public financial documents of CAE, including the annual and interim consolidated financial statements, the interim Management's Discussion and Analysis, the Annual Information Form and Management's Discussion and Analysis contained in the annual report.

     The Audit Committee has oversight responsibility for the qualifications, independence and performance of the external auditors, any non-audit engagements given to the external auditors and the maintenance of practices and processes to assure compliance with applicable laws. The Audit Committee reviews the independence of the external auditors and confirms to the Board the independence of the external auditors in accordance with applicable regulations.

     The external auditors are accountable to the Audit Committee and to the Board as representatives of the shareholders. The Audit Committee meets regularly, without management present, with the internal auditors and external auditors to discuss and review specific issues as appropriate.

     The Audit Committee consists of J. F. Hankinson (Chairman), J. A. Craig, P. Gagné, H. Garfield Emerson and K. B. Stevenson.

Assessment of Directors

The Governance Committee has the mandate and responsibility to review, on a periodic basis, the performance and effectiveness of the Directors as a whole, and each individual Director.

     The Governance Committee annually assesses and provides recommendations to the Board on the effectiveness of the Committees and the contributions of the Directors. The Committee surveys Directors annually to provide feedback on the effectiveness of the Board and its Committees. The Governance Committee may then recommend changes based upon such feedback to enhance the performance of the Board and its Committees.

     The Governance Committee has an individual annual peer review process to evaluate the personal contribution of Directors on the Board of Directors.

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Communication Policy

The disclosure policy and procedures of CAE are reviewed periodically by the Board of Directors. The objectives of the policy include continuing to ensure that communications of material information to investors are timely and accurate and are broadly disseminated in accordance with all applicable securities laws and stock exchange rules. CAE's internal Disclosure Committee, comprised of the Chief Financial Officer, the General Counsel, the Vice President, Public Affairs and Global Communications and the Vice President, Investor Relations and Strategy, reviews all quarterly and annual Management Discussion & Analysis of CAE's results as well as the interim and annual financial statements, the related press releases and other public disclosures by CAE. CAE has a Global Communications and an Investor Relations department that respond to investor inquiries. CAE's transfer agent, Computershare Trust Company of Canada, has a toll-free number (1-800-564-6253) and web site (www.computershare.com) to assist shareholders. Shareholders may also send comments via e-mail to investor.relations@cae.com. In addition, CAE provides information on its business on CAE's web site (www.cae.com) and its filing with the Canadian securities regulators and the SEC can be accessed at www.sedar.com and www.sec.gov/edgar respectively.

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APPENDIX B – CAE INC. BOARD MANDATE

CAE Inc. Board of Directors' Responsibilities

Management is responsible for the management of the Company. The Board is responsible for the stewardship of the Company and for monitoring the actions of, and providing overall guidance and direction to management. In fulfilling its mandate, the Board shall, among other things:

Mandate

The Board shall act in the best interest of the Company.

Committees

The Board will maintain an Audit Committee, a Human Resources Committee and a Corporate Governance Committee, each comprised entirely of independent Directors. The Board may also maintain an Executive Committee. The Board may establish such other committees as it deems necessary or desirable, to assist it in the fulfillment of its duties and responsibilities, with such terms of reference as the Board may determine, and may delegate from time to time to such committees or other persons any of the Board's responsibilities that may be lawfully delegated. The Board shall determine whether Directors satisfy the requirements for membership on each such committee. The independent Directors will periodically, as they see fit, hold meetings without management.

Strategy

The Board will maintain a strategic planning process and annually approve a strategic plan that takes into account, among other things, the opportunities and principal risks of the Company's business. The Board also supervises management in the implementation of appropriate risk management systems. Separately from the strategic plan, the Board also approves an annual budget for financial performance.

Corporate Governance

Corporate governance issues are the responsibility of the full Board. This includes the disclosure thereof in the Company's annual report and management proxy circular.

     The Board periodically reviews a Disclosure Policy for the Company that, inter alia, addresses how the Company shall interact with shareholders, analysts and the public and covers the accurate and timely communication of all important information. The Company communicates with its stakeholders through a number of channels including its web site, and they in turn can provide feedback to the Company in a number of ways, including e-mail.

     The Board, through its Audit Committee, monitors the integrity of the Company's internal controls and management information systems.

     The Board, through its Governance Committee, regularly reviews reports on compliance with the Company's Code of Business Conduct and ethical practices.

The Board periodically reviews Company policies with respect to decisions and other matters requiring Board approval.

Audit, Finance and Risk Management

The Board authorizes the Audit Committee to assist the Board in overseeing:

(i)	the integrity and quality of the Company's financial reporting and systems of internal control and risk management;
(ii)	the Company's compliance with legal and regulatory requirements;
(iii)	the qualifications and independence of the Company's external auditors; and
(iv)	the performance of the Company's internal accounting function and external auditors.

SUCCESSION PLANNING

The Board develops, upon recommendation of the Human Resources Committee, and monitors a succession plan for senior officers of the Company.

Oversight and Compensation of Management

The Board considers recommendations of the Human Resources Committee with respect to:

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(i)	the appointment and compensation of senior officers of the Company at the level of Vice President and above;
(ii)	the compensation philosophy for the Company generally;
(iii)

the adoption of any incentive compensation and equity-based plans, including stock option, stock purchase, deferred share unit, restricted share unit or other similar plans, in which officers are or may be eligible to participate, and;

(iv)	the Company's retirement policies and special cases.

The Board communicates to the CEO and periodically reviews the Board's expectations regarding management's performance and conduct of the affairs of the Company. The Board also periodically reviews the CEO's position description and objectives and his performance against these objectives.

Environmental and Safety Matters

The Board approves Health & Safety and Environmental policies and procedures and reviews any material issues relating to environmental and safety matters and management's response thereto.

Directors' Qualifications, Compensation, Education and Orientation

The Board, through the Corporate Governance Committee, develops a process to determine, in light of the opportunities and risks facing the Company, what competencies, skills and personal qualities are required for new Directors in order to add value to the Company while ensuring that the Board is constituted of a majority of individuals who are independent.

     The Board, through the Corporate Governance Committee, develops a program for the orientation and education of new Directors, and to ensure that prospective candidates for Board membership understand the role of the Board and its Committees and the contributions that individual Directors are expected to make, and develops a program of continuing education if needed for Directors.

     The Board considers recommendations of the Corporate Governance Committee with respect to the level and forms of compensation for Directors, which compensation shall reflect the responsibilities and risks involved in being a Director of the Company.

Assessment of Board and Committee Effectiveness

The Board considers recommendations of the Corporate Governance Committee for the development and monitoring of processes for assessing the effectiveness of the Board, the Committees of the Board and the contribution of individual Directors, which assessments shall be made annually. These results are assessed by the Chairman of the Board and/or the Chairman of the Corporate Governance Committee and are reported to the full Board, which decides on actions deemed necessary, if any. The number of Directors permits the Board to operate in a prudent and efficient manner.

Pension Plans

The Board is responsible for overseeing the management of the Company's pension plans and does this through its Human Resources Committee.

Outside Advisers

Directors may hire outside advisers at the Company's expense, subject to the approval of the Chairman of the Board, and have access to the advice and services of the Company's Secretary, who is also the Vice President, Legal and General Counsel.

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